SHARE PURCHASE AGREEMENT

HARMAN CANADA CO.

– and –

DAN DODGE, GORDON BELL, 2056805 ONTARIO INC., 1133547 ALBERTA INC., DAN DODGE and PENELOPE DODGE in their capacity as the Trustees of THE DODGE FAMILY TRUST, and GORDON BELL and MARY FYFE in their capacity as the Trustees of THE BELL FAMILY TRUST

TABLE OF CONTENTS

Article 1 - Interpretation…………………………………………………………………………..2
     1.1       Defined Terms…………………………………………………………….……...……2
     1.2       Best of Knowledge……………………………………...……………………………10
     1.3       Schedules………………………………………………………………….……….....10
     1.4       Currency and Exchange Rate………………………………………………..……….10
     1.5       Choice of Law and Attornment…………………………………………….….……..10
     1.6        Interpretation Not Affected by Headings or Party Drafting……………….………...10
     1.7       Number and Gender………………………………………………………………….11
     1.8       Time of Essence……………………………………………………………………...11
     1.9       Joint and Several Obligations………………………………….………………….…11
     1.10    Vendors to Act Unanimously…………………………………………………..…….11
Article 2 - Purchase and Sale……………………………………………………………….…..11
     2.1       Purchased Shares………………………………………………………………….…11
     2.2       Purchase Price…………………………………………………………………….…11
     2.3       Shareholder Loans…………………………………………………………………..12
     2.4       Satisfaction of the Purchase Price…………………………………………………...12
     2.5       Security for the Purchaser’s Obligation to Pay the Purchase Price…………………13
     2.6       Adjustment to Purchase Price and Post Closing Payments to Vendors……………..13
     2.7       Release of Moneys in Escrow Account to Purchaser……………………………….14
Article 3 - Representations and Warranties…………………………………………………….14
     3.1       Representations and Warranties by the Vendors……………………………………14
     3.2       Representations and Warranties by the Purchaser…………………………………..37
Article 4 - Covenants…………………………………………………………………………...39
     4.1       Covenants by the Vendors…………………………………………………………..39
     4.2       Covenants by the Purchaser…………………………………………………………42
     4.3       Joint Tax Covenants………………………………………………………………...43
Article 5 - Conditions…………………………………………………………………………..44
     5.1       Conditions to the Obligations of the Purchaser………………………………….….44
     5.2       Waiver or Termination by Purchaser……………………………………………….46
     5.3       Conditions to the Obligations of the Vendors………………………………………46
     5.4       Waiver or Termination by Vendors…………………………………………………47
Article 6 - Closing……………………………………………………………………………...47
     6.1       Closing Arrangements………………………………………………………………47
     6.2       Documents to be Delivered…………………………………………………………47
Article 7 - Survival and Limitations of Representations, Warranties and covenants………….48
     7.1       Representations, Warranties and Covenants made by the Vendors………………..48
     7.2       Survival of Warranties by Purchaser……………………………………………….48
     7.3       Limitations on Claims………………………………………………………………49
Article 8 - Indemnification and Set-off………………………………………………………...49
     8.1       Indemnity for Claims……………………………………………………………….49
     8.2       Provisions Relating to Claims………………………………………………………50
     8.3       Right of Set-Off……………………………………………………………………..51
     8.4       Characterization of Payment of Claim………………………………………………52
     8.5       Obligation to Pay Claim…………………………………………………………….52
     8.6       Vendors’ Maximum Liability for Claims…………………………………………...52
     8.7       Procedure for Resolved Claims and Unresolved Claims……………………………52
Article 9 - ESCROW ACCOUNT………………………………………………………………53
     9.1       Escrow Arrangements………………………………………………………………..53
     9.2       Escrow Agreement…………………………………………………………………...53
Article 10 - General Provisions………………………………………………………………….53
     10.1      Further Assurances…………………………………………………………………..53
     10.2      Remedies Cumulative………………………………………………………………..53
     10.3      Notices……………………………………………………………………………….53
      10.4      Counterparts…………………………………………………………………………55
      10.5      Expenses of Parties………………………………………………………………….55
      10.6      Brokerage and Finder’s Fees………………………………………………………..55
      10.7      Announcements……………………………………………………………………..56
      10.8      Assignment………………………………………………………………………….56
      10.9      Successors and Assigns……………………………………………………………..56
      10.10    Entire Agreement……………………………………………………………………56
      10.11    Waiver……………………………………………………………………………….56
      10.12    Amendments………………………………………………………………………...57

SCHEDULES

SCHEDULE 1.1(3)          Audited Financial Statements
SCHEDULE 1.1(18)        Dan Dodge Employment Agreement
SCHEDULE 1.1(33)        Gordon Bell Employment Agreement
SCHEDULE 1.1(37)        Interim Financial Statements
SCHEDULE 1.1(40)        Key Employee Employment Agreement
SCHEDULE 1.1(44a)      Open Source License-In Agreements
SCHEDULE 1.1(44b)      Open Source Software
SCHEDULE 1.1(48)        Other Vendor Agreement
SCHEDULE 1.1(56a)      QNX Licensee Agreements
SCHEDULE 1.1(71a)      Third Party Commercial License-In Agreements
SCHEDULE 3.1(6)          The QNX Group and Vendors’ Contractual and Regulatory
                                          Consents and Approvals
SCHEDULE 3.1(7)(a)        Jurisdictions of Incorporation of QNX Group
SCHEDULE 3.1(7)(c)      Constating Documents of the QNX Group
SCHEDULE 3.1(7)(e)       The QNX Group’s Governmental Licences
SCHEDULE 3.1(10)         Issued Share Capital
SCHEDULE 3.1(12)         Options
SCHEDULE 3.1(13)         Shareholder Loans
SCHEDULE 3.1(14)        Authorized and Issued Share Capital of the Subsidiaries
SCHEDULE 3.1(15)        Shareholders’ Agreements and other Ownership or Voting Agreements
SCHEDULE 3.1(20)         Changes or Events since the Audited Statements Date
SCHEDULE 3.1(21)         Commitments for Capital Expenditures
SCHEDULE 3.1(22)         Paid Dividends and Distributions since the Audited Statements Date
SCHEDULE 3.1(23)         Tax Matters
SCHEDULE 3.1(24)         Pending or Threatened Litigation
SCHEDULE 3.1(25)(b)    Environmental Audits, Assessments and Studies
SCHEDULE 3.1(26)         Permitted Encumbrances
SCHEDULE 3.1(27)         Deposit Accounts and Safe Deposit Boxes
SCHEDULE 3.1(28)         Powers of Attorney
SCHEDULE 3.1(31)         Real Properties
SCHEDULE 3.1(32)         Leased Premises
SCHEDULE 3.1(34)         Condition of Properties and Equipment
SCHEDULE 3.1(35)         Leases of Personal Property
SCHEDULE 3.1(36)(a)    QNX Intellectual Property
SCHEDULE 3.1(36)(b)    QNX Software
SCHEDULE 3.1(36)(c)    QNX Product Suite
SCHEDULE 3.1(36)(d)    Intellectual Property Escrow
SCHEDULE 3.1(36)(f)    Intellectual Property and Software Agreement Consents
SCHEDULE 3.1(36)(h)    Intellectual Property Settlement Agreement
SCHEDULE 3.1(36)(j)     Inventions by Employees
SCHEDULE 3.136(l)       Distribution Payments
SCHEDULE 3.1(36)(m)   Missing Proprietary Rights Agreements
SCHEDULE 3.1(36)(o)    Confidentiality Agreement Exceptions
SCHEDULE 3.1(36)(p)    Intellectual Property Infringement
SCHEDULE 3.1(36)(r)     Intellectual Property Opinions
SCHEDULE 3.1(36)(s)     Open Source Licensing and Distribution of QNX Product Suite
SCHEDULE 3.1(36)(t)     Public Use of QNX Software
SCHEDULE 3.1(36)(u)    Funding of Intellectual Property Development
SCHEDULE 3.1(36)(w)   Other Technology Required for QNX Products Suite
SCHEDULE 3.1(41)(a)    Indemnities
SCHEDULE 3.1(41)(b)    Outstanding Guarantees and Warranties
SCHEDULE 3.1(41)(d)    QNX Group’s Standard Terms
SCHEDULE 3.1(41)(e)    Agreements and Commitments to Customers
SCHEDULE 3.1(41)(f)    Letters of Credit, Bonds and other Financial Security Arrangements
SCHEDULE 3.1(42)        QNX Distribution-In Agreements
SCHEDULE 3.1(43)        QNX Distribution-Out Agreements
SCHEDULE 3.1(44)        Material Contracts, Leases and Agreements
SCHEDULE 3.1(46)        Employees
SCHEDULE 3.1(47)        Employment Agreements Not Terminable on Statutory or
                                          Common Law Period of Notice
SCHEDULE 3.1(48)(c)    Outstanding Employee Controversy
SCHEDULE 3.1(48)(e)    Employee Actions
SCHEDULE 3.1(49)(a)    Benefit Plans
SCHEDULE 3.1(50)         Insurance
SCHEDULE 3.1(51)         Non Arm’s Length Payments Since the Audited Statements Date
SCHEDULE 3.2(2)           Purchaser’s Contractual and Regulatory Approvals
SCHEDULE 4.1(7)           Release by the Vendors
SCHEDULE 4.1(8)           Key Employees
SCHEDULE 4.2(1)(b)      Eligible Employees
SCHEDULE 5.1(4)           Consents Required for Closing

SHARE PURCHASE AGREEMENT

            THIS AGREEMENT is made as of the 26th day of October, 2004

B E T W E E N :

HARMAN CANADA CO., an unlimited liability corporation incorporated under the laws of the Province of Nova Scotia

(the “Purchaser”)

- and -

DAN DODGE, GORDON BELL, 2056805 ONTARIO INC.,a corporation incorporated under the laws of the Province of Ontario,1133547 ALBERTA INC., a corporation incorporated under the laws of the Province of Alberta, DAN DODGE and PENELOPE DODGE in their capacity as the Trustees of THE DODGE FAMILY TRUST, a trust created under the laws of Ontario, and GORDON BELL and MARY FYFE in their capacity as the Trustees of THE BELL FAMILY TRUST, a trust created under the laws of Ontario

(collectively the “Vendors”)

WHEREAS:

A.        QNX SOFTWARE SYSTEMS LTD.(the “Corporation”), a corporation incorporated under the laws of Canada, currently has issued and outstanding 149,790,159 common shares;

B.         The Vendors are the registered and beneficial owners of 144,366,603 issued and outstanding common shares in the capital of the Corporation;

C.        The Corporation is indebted to certain of the Vendors on account of the Shareholder Loans (as hereinafter defined);

D.        The Corporation has granted to persons other than the Vendors option rights to acquire common shares in the capital of the Corporation;

E.         Pursuant to the plan under which the aforesaid option rights have been granted, the Corporation has the right to cause the holders of option rights to exercise their option rights on an expedited basis, failing which, the Corporation is entitled to terminate any unexercised option rights;

F.         The Purchaser wishes to purchase, and the Vendors wish to sell, substantially all of the issued and outstanding shares in the capital of the Corporation held by the Vendors on the terms and conditions herein contained, and, in addition, at the Closing Time (as hereinafter defined), the Purchaser wishes purchase, all other issued and outstanding shares in the capital of the Corporation held by the Vendors pursuant to Other Vendor Agreements (as hereinafter defined);

G.        Prior to the completion of the transactions contemplated under this Agreement, the Vendors will cause the Corporation to take all steps necessary to ensure that all option rights will either have been exercised or terminated;

H.        Simultaneously with the completion of the transactions contemplated under this Agreement, the Purchaser will purchase the balance of the issued and outstanding shares in the capital of the Corporation held by all persons inclusive of the Vendors, so that upon the completion of the transactions contemplated herein, the Purchaser is the holder of all issued and outstanding shares in the capital of the Corporation and there are no outstanding unexercised option rights to acquire any shares in the capital of the Corporation.

            NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained and the sum of US$1.00 and other good and valuable consideration paid by each of the parties hereto to each of the other parties hereto (the receipt and sufficiency of which are hereby acknowledged), it is agreed between the parties hereto as follows:

ARTICLE 1- INTERPRETATION

1.1  Defined Terms.

In this Agreement and in the schedules hereto, unless there is something in the subject matter or context inconsistent therewith, the following terms and expressions will have the following meanings:

(1)        “Affiliate” has the meaning ascribed to such term under the Canada Business Corporation Act (Canada);

(2)        “Arm’s Length” has the meaning ascribed to such term under the Income Tax Act;

(3)        “Audited Financial Statements” means the audited consolidated financial statements of the Corporation as at and for the fiscal year ended on the Audited Statements Date, consisting of a balance sheet, a statement of earnings or loss and retained earnings, and a statement of cash flows together with the notes thereto and the opinion of the Corporation’s auditors thereon, a copy of which is attached hereto as Schedule 1.1(3), all prepared in accordance with GAAP, consistently applied;

(4)        “Audited Statements Date” means March 31, 2004;

(5)        “Bank” means the Royal Bank of Canada;

(5a)      “Benefit Plans” has the meaning set forth in section 3.1(49)(a);

(6)        “Business” means the business carried on by the QNX Group which primarily involves development, licensing and support of computer software for the embedded systems market, including without limitation the QNX Product Suite;

(7)        “Business Day” means any day other than a Saturday, a Sunday or a statutory holiday in Ottawa, Ontario, Canada;

(8)        “Claim” means a claim made by a party to this Agreement against the other party based on damages, losses, costs, liabilities or expenses (including, without limitation, reasonable expenses of investigation and other reasonable expenses in connection with any action, suit, claim, inquiry or proceeding) suffered or incurred by the party making the claim as a result of, or arising out of:

(i)         any non-performance or non-fulfilment of any covenant or agreement by the other party contained in this Agreement or in any certificate executed by one or more of the parties and given in order to carry out the transactions contemplated hereby; or

(ii)        any breach of any representation or warranty made by the other party contained in this Agreement or in any certificate executed by one or more of the parties and given in order to carry out the transactions contemplated hereby; and

            “Claims” means the plural thereof;

(9)        “Closing” means the completion of the transactions contemplated by this Agreement;

(10)      “Closing Date” means November 30, 2004, or such other date as the Vendors and the Purchaser may agree upon in writing;

(11)      “Closing Time” means 11:00 a.m. in Ottawa, Ontario on the Closing Date or such other time on the Closing Date as the Vendors and the Purchaser may agree upon;

(12)      “Condition of the Business” means the condition of the assets, liabilities, operations, activities, earnings, affairs or financial position of the QNX Group on a consolidated basis;

(13)      Intentionally Deleted.

(14)      “Corporation” has the meaning set forth in Recital A;

(15)      “Current Assets” means, with respect to the Corporation on a consolidated basis, the sum of current assets calculated in accordance with GAAP;

(16)      “Current Liabilities” means, with respect to the Corporation on a consolidated basis, the sum of current liabilities calculated in accordance with GAAP;

(17)      “C$” means the currency of Canada;

(18)      “Dan Dodge Employment Agreement” means the agreement titled “Employment Agreement” together with the agreement titled “Intellectual Property Confidentiality and Non-Competition Agreement” attached thereto, in the form attached as Schedule 1.1(18);

(19)      “Deductible Amount” has the meaning set forth in section 7.3(2);

(19b)    “Eligible Employees” has the meaning set forth in section 4.2(1)(b);

(20)      “Encumbrances” means mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, demands and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;

(21)      “Environmental Laws” means all applicable statutes, regulations, ordinances, by-laws, and codes and all international treaties and agreements, now or hereafter in existence in Canada (whether federal, provincial or municipal), the United States (whether federal, state or local), or anywhere in the world the QNX Group does business relating to the protection and preservation of the environment, or involving hazardous substances, including, without limitation, the Environmental Protection Act, R.S.O. 1990, c. E. 19 (Ontario), as amended from time to time, and the Canadian Environmental Protection Act, R.S.C. 1985, c. 16 (4th Supp.), as amended from time to time;

(22)      “Escrow Account” has the meaning set forth in section 9.1;

(23)      “Escrow Agent” means the escrow agent described in the Escrow Agreement;

(24)      “Escrow Agreement” has the meaning set forth in section 9.1;

(25)      “Escrow Amount” has the meaning set forth in section 2.5;

(26)      “Exchange Rate” has the meaning set forth in section 1.4;

(27)      “First Anniversary Date” means the date of the first anniversary of the Closing Date;

(28)      “Fifth Anniversary Date” means the date of the fifth anniversary of the Closing Date;

(29)      “GAAP” means the generally accepted accounting principles so described and promulgated by the Canadian Institute of Chartered Accountants which are applicable as at the date on which any calculation made hereunder is to be effective or as at the date of any financial statements referred to herein, as the case may be;

(30)      “Governmental Authority” means any governmental authority anywhere in the world having authority over the QNX Group, whether federal, provincial, state, municipal, or local, including, without limitation, any administration, department, court, arbitral or judicial body, authority, commission, ministry, board, agency, or other division of government;

(31)      Intentionally Deleted.

(32)      “Governmental Licences” means all of the licences, registrations and qualifications issued to the QNX Group by any Governmental Authority to enable the QNX Group to lawfully carry on the Business;

(33)      “Gordon Bell Employment Agreement” means the agreement titled “Employment Agreement” together with the agreement titled “Intellectual Property Confidentiality and Non-Competition Agreement” attached thereto, in the form attached as Schedule 1.1(33);

(34)      “Income Tax Act” means the Income Tax Act, R.S.C. 1985, c.1 (5th Supplement), as amended;

(35)      “Incorporated Vendors” has the meaning set forth in section 3.1(1);

(35a)    “Indemnified Party” has the meaning set forth in section 8.2;

(35b)    “Indemnifying Party” has the meaning set forth in section 8.2;

(36)      “Intellectual Property” means intellectual and industrial property, and all rights, title and interests thereto of every nature throughout the world, whether registered or unregistered, including, without limitation, copyrights, patents, industrial designs, trade-marks, domain names, and all rights to apply for, and all applications and registrations for, any of the foregoing, and all continuations, substitutions, confirmations, divisions, reissues, extensions and renewals thereof, and all trade names, service marks, trade secrets, know- how, and confidential information, and in respect of the QNX Group’s Intellectual Property, includes, without limitation, the QNX Copyrights, QNX Patents, QNX Trademarks and QNX Trade Secrets;

(37)      “Interim Financial Statements” means the unaudited consolidated financial statements of the Corporation as at and for the three month period ended June 30, 2004 consisting of a balance sheet, a statement of earnings or loss and retained earnings, and a statement of cash flows together with the notes thereto, if any, a copy of which is attached hereto as Schedule 1.1(37);

(38)      “Interim Period” means the period from and including the date of this Agreement to and including the Closing Date;

(39)      “Key Employees” means all the persons listed in Schedule 4.1(8);

(40)      “Key Employee Employment Agreement” means the agreement titled “Employment Agreement” together with the agreement titled “Intellectual Property Confidentiality and Non-Competition Agreement” attached thereto, in the form attached as Schedule 1.1(40), and modified as necessary or appropriate in respect of Key Employees employed in the United Kingdom and New Zealand;

(41)      “Laws” means all common law or the laws of any Governmental Authority, in any jurisdiction;

(42)      “Leased Premises” means all premises leased by the QNX Group under the Leases;

(43)      “Leases” means the leases and the agreements to lease under which the QNX Group leases any real property, as listed in Schedule 3.1(32);

(44)      “Material Operating Agreements” has the meaning set forth in section 3.1(44);

(44a)    “Open Source License-In Agreements” means the open source agreements that the QNX Group hasentered into with third parties, which are listed in Schedule 1.1(44a);

(44b)    “Open Source Software” means the open source software licensed to the QNX Group under the Open Source License-In Agreements, and under the Third Party Commercial License-In Agreements, for use as part of the QNX Product Suite, as described in Schedule 1.1(44b);

(45)      “Options” means all of the options for common shares in the capital of the Corporation issued and outstanding pursuant to the provisions of the Option Plan as listed in Schedule 3.1(12);

(46)      “Option Plan” means the option plan titled “Share Option Plan” established by the Corporation, including all addendums and annexes thereto, as amended from time to time, pursuant to which the Corporation provided to employees, officer, directors, consultants and advisors of the QNX Group, rights to purchase shares in the capital of the Corporation;

(47)      “Other Vendor” means each person that, as of the date of this Agreement, or on the Closing Date, owns shares in the capital of the Corporation other than the Vendors with respect to the Purchased Shares, and “Other Vendors” means all of them collectively;

(48)      “Other Vendor Agreement” means the share purchase agreement in the form attached as Schedule 1.1(48) pursuant to which it is intended that each Other Vendor will sell common shares in the capital of the Corporation to the Purchaser;

(49)      “Permitted Encumbrances” means:

(a)        servitudes, easements, restrictions, rights-of-way and other similar rights in real property or any interest therein, provided that those servitudes, easements, restrictions, rights-of-way and other similar rights are not of such a nature as to materially adversely effect the use by the QNX Group of the property subject thereto;

(b)        undetermined or inchoate liens, charges and privileges incidental to current construction or current operations (except for liens, charges and privileges related to Taxes) related to obligations not due or delinquent, not registered against title to any of the assets or for which adequate holdbacks are being maintained as required by Laws;

(c)        statutory liens, charges, adverse claims, security interests or Encumbrances of any nature whatsoever claimed or held by any Governmental Authority, (except for statutory liens, charges, adverse claims, security interests or Encumbrances related to Taxes) that have not at the time been filed or registered against the title to the asset or served on the QNX Group pursuant to Laws, that relate to obligations not due or delinquent and for which adequate provision has been made for their payment;

(d)        assignments of insurance provided to landlords or their mortgagees or hypothecary creditors pursuant to the terms of any lease and liens or rights reserved in any lease for rent or for compliance with the terms of that lease;

(e)        security given in the ordinary course to any public utility or Governmental Authority in connection with the operations of the Business, other than security for borrowed money;

(f)         the reservations in any original grants from the Crown of any real property or interest therein and statutory exceptions to title that do not materially detract from the value of the real property concerned or materially impair its use in the operation of the Business; and

(g)        the Encumbrances described in Schedule 3.1(26).

(50)      “person” means and includes any individual, corporation, partnership, firm, joint venture, syndicate, association, trust, government, Governmental Authority, and any other form of entity or organization;

(51)      “Purchase Price” has the meaning set forth in section 2.2(1);

(52)      “Purchased Shares” means 142,381,572 issued and outstanding common shares in the capital of the Corporation held by the Vendors;

(53)      “QNX Copyrights” means the unregistered copyrights, copyright registrations and copyright applications which are listed in Schedule 3.1(36)(a);

(54)      “QNX Distribution-In Agreements” has the meaning set forth in section 3.1(42);

(55)      “QNX Distribution-Out Agreements” has the meaning set forth in section 3.1(43);

(56)      “QNX Group” means and refers to any or all of the Corporation and the Subsidiaries;

(56a)    “QNX Licensee Agreements” means all agreements by which the QNX Group licenses the QNX Product Suite to its customers, including without limitation the QNX standard end-user license agreement (development agreements) and the QNX standard OEM license agreement (distribution agreements), including those listed in Schedule 1.1(56a);

(57)      "QNX Patents" means those patents and patent applications which are listed in Schedule 3.1(36)(a);

(57a)    "QNX Product Suite" means the suite of commercially released computer operating system and development tool software products, and ancillary software, currently referred to as QNX Momentics 6.3.0 comprised of the QNX Software, Third Party Commercial Software and Open Source Software, which is distributed and licensed by the QNX Group throughout the world, all antecedent versions of QNX Momentics 6.3.0, and all derivatives of QNX Momentics 6.3.0 (excluding new or modified code created by or on behalf of QNX Group licensees), and as further described in Schedule 3.1(36)(c);

(58)      "QNX Software" means the proprietary, commercially released computer operating system and development tool software products and ancillary software listed in Schedule 3.1(36)(b);

(59)      "QNX Trademarks" means those trademark registrations and applications, and unregistered trademarks which are listed in Schedule 3.1(36)(a);

(60)      "QNX Trade Secrets" means those trade secrets which are listed in Schedule 3.1(36)(a);

(61)      “Real Properties” means the real properties owned by the QNX Group, which are described in Schedule 3.1(31);

(62)      “Related” in respect of a person means any other person that is a member of the first person’s immediate family or otherwise does not deal at Arm’s Length with such first person;

(62a)    “Retention Amount” has the meaning set forth in section 4.2(1)(a);

(62b)    “Retention Plan” has the meaning set forth in section 4.2(1);

(63)      “Second Anniversary Date” means the date of the second anniversary of the Closing Date;

(64)      “Shareholder Loans” means all of the indebtedness of the QNX Group to any of the Vendors on account of loans made to the Corporation, being US$5,186,500 in the aggregate;

(65)      “Share Ownership Agreement” has the meaning set forth in section 3.1(57);

(65a)    “Software” means the QNX Product Suite, and all other computer programs and software code used by the QNX Group for the carrying on of the Business in the manner currently carried on, which in certain cases includes their source and object code versions, architecture, logic, general and detailed specifications, flow charts, designs, drawings, user interfaces, algorithms, calculations, incorporated data, files, libraries, and all antecedent and derivative works thereof;

(66)      “Specified Interest Rate” means the fluctuating rate of interest that is equal to the rate of interest paid on the moneys in the Escrow Account, as it may fluctuate from time to time;

(67)      “Subsidiary” means the wholly owned subsidiaries of the Corporation, being (i) its United States subsidiary, QNX SOFTWARE SYSTEMS INC., (ii) its German subsidiary, QNX SOFTWARE SYSTEMS GmbH, (iii) its Japanese subsidiary, QNX SOFTWARE SYSTEMS K.K., and (v) its Nova Scotia subsidiary, 3091794 NOVA SCOTIA COMPANY;

(68)      “Taxes” means and includes (i) federal, state, provincial, local or other income, gross receipts, estimated, property, capital, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, goods and services, transfer or excise tax, or any other tax, customs duty, governmental fee or other like assessment or charge of any kind whatever, together with interest or penalty imposed by Canada, the United States, Japan, Germany, the United Kingdom or any other jurisdiction (or any political subdivision of any of the foregoing), and (ii) any transferee, successor or joint and several liability or liability for contract or otherwise in respect of any of the items described in (i);

(69)      “Tax Returns” means any return, report, election, filing, designation and similar statement required by law to be filed in respect of any Tax (including any attached schedules), including without limitation any information return, claim for refund, claim for loss carryforwards, amended return or declaration of estimated Tax;

(70)      Intentionally Deleted;

(71)      “Third Party Liability” has the meaning set forth in section 8.2(2);

(71a)    “Third Party Commercial License-In Agreements” means the commercial agreements that the QNX Group has entered into with third parties, which are listed in Schedule 1.1(71a);

(71b)    “Third Party Commercial Software” means the software licensed to the QNX Group under the Third Party Commercial License-In Agreements;

(72)      “Unadjusted Purchase Price” has the meaning set forth in section 2.2(1);

(73)      “Unresolved Claims” has the meaning set forth in section 8.7(2);

(74)      “US$” means currency of the United States of America;

(75)      “Vendors’ Solicitors” means Borden Ladner Gervais LLP in Ottawa;

(76)      “Voluntary Termination Event” means, in respect of Dan Dodge, or an employee, of the QNX Group, the occurrence of any of the following events:

(a)        the voluntary resignation by Dan Dodge or the employee of his or her employment from the QNX Group, which, for greater certainty, does not include the cessation of employment by reason of the death or disability of such person; and

(b)        the termination of employment from the QNX Group for just cause or material reach of such person’s employment agreement with the QNX Group; and

(77)      “Working Capital” means the Current Assets minus Current Liabilities.

1.2  Best of Knowledge.

Any reference herein to “the best of the knowledge” of the Vendors will be deemed to mean the actual knowledge of Dan Dodge or Gordon Bell and the knowledge which any one of them would have had if they had conducted a diligent inquiry into the relevant subject matter of the senior management of the QNX Group who ought reasonably to have knowledge of the subject matter in question.

1.3  Schedules.

The schedules listed in the Table of Contents to this Agreement and which are attached to this Agreement are incorporated into this Agreement by reference and are deemed to be part hereof.

1.4  Currency and Exchange Rate.

Unless otherwise indicated, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.  If for any purpose it is necessary to convert a sum due referred to or payable hereunder in US$ to C$, or vice versa, the rate of exchange to be applied will be the Bank of Canada noon rate for the purchase of US$ with C$, or vice versa, (the “Exchange Rate”) on the Business Day preceding the payment or other relevant date unless otherwise provided herein.

1.5  Choice of Law and Attornment.

This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein, and the parties irrevocably attorn to and agree that the courts of the Province of Ontario will have exclusive jurisdiction to determine all disputes and claims arising between the parties.

1.6  Interpretation Not Affected by Headings or Party Drafting.

The division of this Agreement into articles, sections, paragraphs, subsections and clauses and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement.  The terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Agreement and the schedules hereto and not to any particular article, section, paragraph, clause or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.  The parties hereto acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement, and the parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party will not be applicable in the interpretation of this Agreement.

1.7  Number and Gender.

In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

(1)        words in the singular number include the plural and such words will be construed as if the plural had been used;

(2)        words in the plural include the singular and such words will be construed as if the singular had been used; and

(3)        words importing the use of any gender will include all genders where the context or party referred to so requires, and the rest of the sentence will be construed as if the necessary grammatical and terminological changes had been made.

1.8  Time of Essence.

Time will be of the essence hereof.

1.9  Joint and Several Obligations.

The obligations of the Vendors hereunder will be joint and several obligations of all persons comprising the Vendors.

1.10  Vendors to Act Unanimously.

In respect of all matters or things related to the rights and obligations of, and between, the Vendors and the Purchaser under this Agreement, and the completion thereof, the Vendors will at all times act together on a unanimous basis, and no act, communication, direction, notice or position not so made or taken will be deemed to not have been validly or lawfully made or taken.

ARTICLE 2 – PURCHASE AND SALE

2.1  Purchased Shares.

On the terms and subject to the fulfilment of the conditions hereof, at the Closing Time, the Vendors will sell, assign and transfer to the Purchaser, and the Purchaser will purchase and accept from the Vendors, the Purchased Shares.

2.2  Purchase Price.

(1)        The amount payable by the Purchaser to the Vendors for the Purchased Shares will be that amount calculated by multiplying the number of common shares comprising the Purchased Shares by Eighty Cents US (US$0.80)(the product being the “Unadjusted Purchase Price”) subject to reductions in the event:

(a)        Voluntary Termination Event occurs in respect of Dan Dodge prior to the Fifth Anniversary Date in which case a reduction to the Unadjusted Purchase Price will occur in accordance with section 2.6; or

(b)        the Vendors are obliged to make an indemnity payment to the Purchaser on account of Claims pursuant to section 8.5,

(the result being the “Purchase Price”).

(2)        The Purchase Price will be allocated among the Vendors on a pro rata basis in proportion to the number of Purchased Shares held by each of them and transferred to the Purchaser.

(3)        Notwithstanding the foregoing, the parties agree that in no circumstance will a Voluntary Termination Event in respect of Dan Dodge, or any obligation of the Vendors to make an indemnity payment to the Purchaser, reduce the Purchase Price to an amount less than US$85,428,943.

(4)        Interest will accrue on the unpaid balance of the Purchase Price outstanding from time to time at the Specified Interest Rate.  Interest calculated as aforesaid in respect of each year ending on the anniversary of the Closing Date will be paid by the Purchaser to the Vendors no later than April 30th of the following year.

2.3 Shareholder Loans.

On the terms and subject to the fulfilment of the conditions hereof, at the Closing Time, the Purchaser will lend or otherwise advance to the Corporation such amount of funds as is necessary to enable it to fully retire the Shareholder Loans.

2.4 Satisfaction of the Purchase Price.

Subject to the terms and conditions in this Agreement, the Purchaser will satisfy its obligation to pay the Purchase Price as follows:

(1)        at the Closing Time, the Purchaser will pay to the Vendors US$85,428,943;

(2)        subject to adjustments pursuant to sections 2.6(1)(a) or 8.7, no later than thirty (30) days following the Second Anniversary of the Closing Date, the Purchaser will pay to the Vendors the amount that is US$9,492,104 less the amount of any Claims paid pursuant to section 8.7(1), said payment to be satisfied in accordance with section 2.6(2); and

(3)        subject to adjustments pursuant to sections 2.6(1) or 8.7, no later than thirty (30) days following the Fifth Anniversary of the Closing Date, the Purchaser will pay to the Vendors the amount that is equal to the balance of the Purchase Price plus interest accrued but not previously paid, if any, said payment to be satisfied in accordance with section 2.6(3).

All payments to be made by the Purchaser to the Vendors on account of the Purchase Price and interest thereon will be paid to the Vendors’ Solicitors, or to such other party as the Vendors’ Solicitors may in writing direct, by wire transfer.

2.5 Security for the Purchaser’s Obligation to Pay the Purchase Price.

As security for the Purchaser’s obligation to pay the balance of the Purchase Price pursuant to sections 2.4(2) and (3), at the Closing Time, the Purchaser will pay to the Escrow Agent for deposit in the Escrow Account established in accordance with Article 9, US$28,476,314 (being one-quarter (1/4) of the Unadjusted Purchase Price)(the “Escrow Amount”).

2.6 Adjustment to Purchase Price and Post Closing Payments to Vendors.

(1)        The parties agree that, subject to section 2.2(3):

(a)        if a Voluntary Termination Event in respect of Dan Dodge occurs on or before the Second Anniversary Date, the Purchase Price will be reduced by the Escrow Amount; or

(b)        if a Voluntary Termination Event in respect of Dan Dodge occurs after the Second Anniversary Date but on or before the Fifth Anniversary Date, the Purchase Price will be reduced by US$18,984,210 (being two-thirds (2/3rds) of the Escrow Amount).

(2)        Provided that no Voluntary Termination Event in respect of Dan Dodge has occurred on or before the Second Anniversary Date, the Purchaser’s payment obligation set out in section 2.4(2) will be satisfied by the Purchaser and the Vendors jointly directing the Escrow Agent to pay to the Vendors from the Escrow Account US$9,492,104 less any amount that is to be deducted from the said payment on account of Claims, including Unresolved Claims, pursuant to section 8.7, and such payment will be credited against the Purchase Price.

(3)        Provided that no Voluntary Termination Event in respect of Dan Dodge has occurred prior to the Fifth Anniversary Date, the Purchaser’s payment obligation set out in section 2.4(3) will be satisfied by the Purchaser and the Vendors jointly directing the Escrow Agent to pay to the Vendors from the Escrow Account that amount that is equal to the balance of the Purchase Price (as adjusted to that date) less any amount that is to be deducted on account of Claims, including Unresolved Claims, pursuant to section 8.7, and such payment will be credited against the Purchase Price.

(4)        Interest payable by the Purchaser to the Vendor pursuant to section 2.4(4) will be satisfied by the Purchaser and the Vendors jointly directing the Escrow Agent to pay to the Vendors from the Escrow Account that amount that is equal to the interest payable at the time payment is to be made.

2.7 Release of Moneys in Escrow Account to Purchaser.

(1)        If a Voluntary Termination Event in respect of Dan Dodge occurs on or before the Second Anniversary Date, the Purchase Price shall be automatically reduced pursuant to section 2.6(1)(a), and the Purchaser and the Vendors will jointly direct the Escrow Agent to release to the Purchaser from the Escrow Account the balance of the funds held in the Escrow Account.

(2)        If a Voluntary Termination Event in respect of Dan Dodge occurs after the Second Anniversary Date but on or before the Fifth Anniversary Date, the Purchase Price shall be automatically reduced pursuant to section 2.6(1)(b), and the Purchaser and the Vendors will jointly direct the Escrow Agent to release to the Purchaser from the Escrow Account, after making the payment described in section 2.6(2) to the Vendors, the lesser of (a) the balance of the funds held in the Escrow Account, and (b) US$18,984,210.

                                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties by the Vendors.

The Vendors represent and warrant to the Purchaser as follows, and confirm that the Purchaser is relying upon the accuracy of each of such representations and warranties in connection with the purchase of the Purchased Shares, repayment of the Shareholder Loans and the completion of the other transactions contemplated hereunder and under the Other Vendor Agreements:

(1)        Corporate Authority and Binding Obligation.  Each of the Vendors that is an incorporated entity (the “Incorporated Vendors”), has good right, full corporate power and absolute authority to enter into this Agreement and to sell, assign and transfer the Purchased Shares to the Purchaser to be transferred by it in the manner contemplated herein and to perform its obligations under this Agreement.  Each of the Incorporated Vendors and their respective shareholders and boards of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into, and the execution, delivery and performance of this Agreement and the sale and transfer of the Purchased Shares by the Vendors to the Purchaser.

(2)        Corporate Approval.  The Corporation, its board of directors and its shareholders, will by the Closing Time have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into, and the execution, delivery and performance of this Agreement and the sale and transfer of the Purchased Shares by the Vendors to the Purchaser.

(3)        Vendors Holding Shares as Trustees.  Each of the Vendors who holds any of the Purchased Shares as a trustee (a) is qualified to so act in such representative capacity, and (b) has full authority, power and right to enter into and perform his obligations as a trustee under this Agreement and to sell, assign and transfer the Purchased Shares to the Purchaser in the manner contemplated herein and to perform all of the Vendors’ obligations under this Agreement.

(4)        Legal, Valid and Binding Obligation. This Agreement is a legal, valid and binding obligation of each of the Vendors, enforceable against each of them in accordance with its terms subject to:

(a)        bankruptcy, insolvency, moratorium, reorganization and other Laws relating to or affecting the enforcement of creditors’ rights generally, and

(b)        the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

(5)        No Other Purchase Agreements.  Except pursuant to this Agreement, the Options, and the Other Vendor Agreements to be entered into after the execution of this Agreement but prior to Closing, and transactions to be effected prior to Closing as contemplated in the Schedules hereto, no person has any agreement, option, understanding or commitment, or any right or privilege (whether by Laws, pre-emptive or contractual) capable of becoming an agreement, option, warrant, right or commitment, including convertible securities, warrants or convertible obligations of any nature, for:

(a)        the purchase, subscription, allotment or issuance of, or conversion into, any of the unissued shares in the capital of any of the QNX Group or any securities of any of the QNX Group;

(b)        the purchase from the Vendors of any of the Purchased Shares; or

(c)        the purchase or other acquisition from any of the QNX Group of any of its undertaking, property or assets, other than in the ordinary course of the Business.

(6)        Contractual and Regulatory Consents and Approvals.  Except as specified in Schedule 3.1(6), none of the QNX Group or the Vendors are under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any Governmental Authority are required to be obtained by any of the QNX Group or the Vendors:

(a)        in connection with the execution, delivery or performance by the Vendors of this Agreement or the Closing;

(b)        to avoid the loss of any permit, licence, certification or other authorization in favour of the QNX Group; or

(c)        in order that the authority of the QNX Group to carry on the Business in the ordinary course and in the same manner as presently conducted remains in good standing and in full force and effect as of and following the Closing.

Complete and correct copies of any agreements under which any of the QNX Group or the Vendors are obligated to request or obtain any such consent have been provided to the Purchaser.

(7)        Status, Constating Documents and Licences.

(a)        Each of the QNX Group is a corporation duly incorporated and validly subsisting in all respects under the laws of its respective jurisdiction of incorporation, which jurisdictions are listed in Schedule 3.1(7)(a).

(b)        Each of the QNX Group has all necessary corporate power to own its properties and to carry on its business as it is now being conducted.

(c)        The articles, by-laws and other constating documents of each of the QNX Group, as amended to the date hereof, are listed in Schedule 3.1(7)(c) attached hereto, and complete and correct copies of each of those documents have been delivered to the Purchaser.

(d)        Each of the QNX Group is duly licensed, registered and qualified as a corporation to do business, is up-to-date in the filing of all required corporate returns and other notices and filings and is otherwise in good standing in all respects, in each jurisdiction in which:

(i)         it owns or leases property, or

(ii)        the nature or conduct of its business or any part thereof, or the nature of the property of the QNX Group or any part thereof, makes such qualification necessary or desirable to enable the Business to be carried on as now conducted or to enable the property and assets of the QNX Group to be owned, leased and operated by it.

(e)        All of the QNX Group’s Governmental Licences are listed in Schedule 3.1(7)(e) and are valid and subsisting.  Complete and correct copies of the Governmental Licences have been delivered to the Purchaser.  The QNX Group is in compliance with all material terms and conditions of the Governmental Licences.  There are no proceedings in progress, pending or, to the best of the knowledge of the Vendors, threatened, which could reasonably be expected to result in the revocation, cancellation or suspension of any of the Governmental Licences.

(8)        Compliance with Constating Documents, Agreements and Laws.  The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein, by the Vendors, and the completion of the transactions contemplated hereby, will not constitute or result in a violation or breach of or default under, or cause the acceleration of any obligations of the QNX Group under:

(a)        any term or provision of any of the articles, by-laws or other constating documents of the QNX Group;

(b)        subject to obtaining the contractual consents referred to in Schedule 3.1(6) hereof, the terms of any material agreement (written or oral), indenture, instrument or understanding or other obligation or restriction to which the QNX Group or the Vendors is a party or by which either of them is bound; or

(c)        subject to obtaining the regulatory consents referred to in Schedule 3.1(6) hereof, any term or provision of any of the Governmental Licences or any order of any Governmental Authority or any Law.

(9)        Corporate Records.  The corporate records and minute books of each of the QNX Group, all of which have been provided to the Purchaser, contain complete and accurate minutes of all meetings of the directors and shareholders of each such corporation held since its incorporation, and original signed copies of all resolutions and by-laws duly passed or confirmed by the directors or shareholders of each such corporation other than at a meeting.  All such meetings were duly called and held.  The share certificate books, register of security holders, register of transfers and register of directors and any similar corporate records of the QNX Group are complete and accurate.  All exigible security transfer tax or similar tax payable in connection with the transfer of any securities of each of the QNX Group has been duly paid.

(10)      Authorized and Issued Share Capital.  The authorized capital of the Corporation consists of an unlimited number of common shares and an unlimited number of Class “A” Preferred Shares, of which 149,790,159 common shares have been duly issued and are outstanding as fully paid and non-assessable shares.  A complete and accurate list of all the shareholders of the Corporation, their country of residence, and the number of shares held by each of them is set out in Schedule 3.1(10).

(11)      Title to Purchased Shares .  The Vendors collectively own all of the Purchased Shares as the shareholders of record, and as beneficial owners, all with good and marketable title thereto, free and clear of any and all Encumbrances.

(12)      Options.  Pursuant to the Option Plan, the Corporation has reserved for issuance 37,313,433 common shares.  No shares or other securities of the Corporation, or any option or other rights therein, have been issued or granted, in violation of any Laws, the articles of incorporation, by-laws or other constating documents of the Corporation or the terms of any shareholders’ agreement or any agreement to which the Corporation is a party or by which it is bound.  A complete and accurate list of all persons to whom the Corporation has granted Options which remain outstanding, their country of residence, the number of shares under each Option, and the respective option (or strike) price for each Option is set out in Schedule 3.1(12), and no other person has any right to acquire shares or other securities in the capital of any of the QNX Group.  All Options have been granted pursuant to the Option Plan at the fair market value at their time of issuance.

(13)      Shareholder Loans.  The Shareholder Loans are valid and enforceable debt obligations of the Corporation.  The Vendors to whom the Shareholder Loans are owed, the amount and terms of all loans comprising the Shareholder Loans and the particulars of all promissory notes and other documentation evidencing the existence of the Shareholder Loans and particulars of all security issued to secure payment by the Corporation of the Shareholder Loans are accurately set out in Schedule 3.1(13).  Other than the Shareholder Loans set out in such Schedule, there are no other loans, debts or amounts owing to any of the Vendors or any Other Vendors by any of the QNX Group on account of shareholder loans or advances made to the QNX Group by any of the Vendors.  All of the Vendors to whom Shareholder Loans are owed hold such loans with good and marketable title thereto, free and clear of any and all Encumbrances and assignments except as disclosed in Schedule 3.1(13), which Encumbrances the Vendors will cause to be discharged prior to Closing.

(14)      Authorized and Issued Capital of the Subsidiaries.  The authorized capital of each Subsidiary consists of authorized and issued shares as set out in Schedule 3.1(14) all of which have been duly issued and are outstanding as fully paid and non-assessable shares.  No shares or other securities of any such Subsidiary have been issued in violation of any Laws, the articles of incorporation, by-laws or other constating documents of such Subsidiary or the terms of any shareholders’ agreement or any agreements to which such Subsidiary is a party or by which it is bound.  The Corporation owns all of the issued and outstanding shares of each of Subsidiary as the shareholder of record and as the beneficial owner, with good and marketable title thereto, free and clear of any and all Encumbrances other than the Permitted Encumbrances.

(15)      Shareholders’ Agreements, etc. There are no shareholders’ agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the shares of the QNX Group except as set forth in Schedule 3.1(15). Complete and correct copies of each of those documents have been delivered to the Purchaser.

(16)      Financial Statements.

(a)        The Audited Financial Statements have been prepared in accordance with GAAP applied on a basis consistent with that of the previous fiscal year, are true, correct and present fairly the consolidated financial Condition of the Business as of the Audited Statements Date, including the consolidated assets and liabilities of the Corporation as of the Audited Statements Date, and the consolidated revenues, expenses and results of the operations of the Corporation for the fiscal year ended on the Audited Statements Date.

(b)        The Interim Financial Statements have been prepared in accordance with GAAP applied on a basis consistent with the Audited Financial Statements and present fairly the consolidated financial Condition of the Business as of June 30, 2004, including the consolidated assets and liabilities of the Corporation as of June 30, 2004, and the consolidated revenues, expenses and results of the operations of the Corporation for the three month period ended on June 30, 2004, except to the extent that the Interim Financial Statements (i) do not have notes as required by GAAP, and (ii) are subject to normally recurring year-end adjustments that are not in the aggregate material.

(c)        The financial Condition of the Business is now, and will be on the Closing Time, at least as good as the financial condition reflected in the Interim Financial Statements and the Working Capital is not less than the Working Capital reflected in the Interim Financial Statements.  The parties agree that for the purposes of determining the Working Capital as of the Closing Time, there shall be deducted from the Current Assets all moneys received by the Corporation on account of the exercise of Options during the Interim Period.

(17)      Financial Records.  All material financial transactions of the QNX Group have been recorded in the financial books and records of the QNX Group in accordance with good business practice, and such financial books and records:

(a)        accurately reflect the basis for the financial condition and the revenues, expenses and results of operations of the QNX Group shown in the Audited Financial Statements and the Interim Financial Statements for the periods covered thereby, and

(b)        together with all disclosures made in this Agreement or in the Schedules hereto, present fairly the financial condition and the revenues, expenses and results of the operations of the QNX Group as of and to the date hereof.

No information, records or systems pertaining to the operation or administration of the Business are in the possession of, recorded, stored, maintained by or otherwise dependent upon any other person.

(18)      Liabilities of the QNX Group.  There are no liabilities (contingent or otherwise) of the QNX Group of any kind whatsoever, and there is no basis for assertion against the QNX Group of any such liabilities of any kind, which would be required to be disclosed or reflected in or provided for in the consolidated financial statements of the Corporation, other than:

(a)        liabilities disclosed or reflected in or provided for in the Audited Financial Statements or the Interim Financial Statements;

(b)        liabilities incurred since the Audited Statements Date which were incurred in the ordinary course of the routine daily affairs of the Business and, in the aggregate, are not materially adverse to the Business; and

( c)       other liabilities disclosed in this Agreement or in the schedules.

(19)      Indebtedness.  Except as disclosed in the Audited Financial Statements, the QNX Group has no bonds, debentures, mortgages, promissory notes or other indebtedness maturing more than one year after the date of their original creation or issuance, and is not under any obligation to create or issue any bonds, debentures, mortgages, promissory notes or other indebtedness maturing more than one year after the date of their original creation or issuance.

(20)      Absence of Certain Changes or Events.  Except as disclosed in Schedule 3.1(20), since the Audited Statements Date, the QNX Group has not:

(a)        incurred any obligation or liability (fixed or contingent), except normal trade or business obligations incurred in the ordinary course of the Business, none of which is materially adverse to the QNX Group;

(b)        paid or satisfied any obligation or liability (fixed or contingent), except:

(i)         Current Liabilities included in the Audited Financial Statements;

(ii)        Current Liabilities incurred since the Audited Statements Date in the ordinary course of the Business, and

(iii)       scheduled payments pursuant to obligations under loan agreements or other contracts or commitments described in this Agreement or in the schedules hereto or otherwise arising in the ordinary course of the Business.

( c)       created any Encumbrance other than the Permitted Encumbrances upon any of its properties or assets, except as described in this Agreement or in the schedules hereto;

(d)        sold, assigned, transferred, leased or otherwise disposed of any of its properties or assets, except in the ordinary course of the Business;

(e)        purchased, leased or otherwise acquired any properties or assets, except in the ordinary course of the Business;

(f)         waived, cancelled or written-off any rights, claims, accounts receivable or any amounts payable to the QNX Group, except in the ordinary course of the Business;

(g)        entered into any transaction, contract, agreement or commitment, except in the ordinary course of the Business;

(h)        terminated, discontinued, closed or disposed of any plant, facility or business operation;

(i)         had any supplier terminate, or, to the best of the knowledge of the Vendors, communicate to the QNX Group the intention or threat to terminate its relationship with the QNX Group, or the intention to substantially reduce the quantity of products or services it sells to the QNX Group, except in the case of suppliers whose sales to the QNX Group are not, in the aggregate, material to the Business or the Condition of the Business;

(j)         had any customer terminate, or, to the best of the knowledge of the Vendors, communicate to the QNX Group the intention or threat to terminate, its relationship with the QNX Group, or the intention to substantially reduce the quantity of products or services it purchases from the QNX Group, except in the case of customers whose purchases from the QNX Group are not, in the aggregate, material to the Business or the Condition of the Business;

(k)        made any material change in the method of billing customers or the credit terms made available by the QNX Group to its customers;

(l)         made any material change with respect to any method of management, operation or accounting in respect of the Business;

(m)       suffered any damage, destruction or loss (whether or not covered by insurance) which has materially adversely affected or could reasonably be expected to materially adversely affect the Business or the Condition of the Business;

(n)        increased any form of compensation or other benefits payable or to become payable to any of the employees of the QNX Group, except increases made in the ordinary course of the Business which do not exceed 10%, in the aggregate, of the amount of the aggregate salary compensation payable to all of the QNX Group’s employees prior to such increase;

(o)        suffered any extraordinary loss relating to the Business;

(p)        made or incurred any material change in, or become aware of any event or condition which is likely to result in a material change in, the Business or the Condition of the Business or its relationships with its customers, suppliers or employees, or

(q)        authorized, agreed or otherwise become committed to do any of the foregoing.

(21)      Commitments for Capital Expenditures.  The QNX Group is not committed to make any capital expenditures, nor have any capital expenditures been authorized by the QNX Group at any time since the Audited Statements Date, except for capital expenditures made in the ordinary course of the routine daily affairs of the Business which, in the aggregate, do not exceed US$100,000, except as disclosed in Schedule 3.1(21).

(22)      Dividends and Distributions.  Except as disclosed in Schedule 3.1(22), since the Audited Statements Date, the Corporation has not declared or paid any dividend or declared or made any other distribution on any of its shares of any class, or redeemed or purchased or otherwise acquired any of its shares of any class, or reduced its authorized capital or issued capital, or agreed to any of the foregoing.

(23)      Tax Matters. Except as disclosed in Schedule 3.1(23):

(a)        The Corporation and each Subsidiary have filed Tax Returns in each jurisdiction in which it carries on business.  No claim has ever been made by any Governmental Authority in any jurisdiction where the Corporation or a Subsidiary does not file a Tax Return that the Corporation or a Subsidiary, as applicable, is or may be subject to Tax in that jurisdiction.

(b)        All Tax Returns required to be filed by the Corporation and each Subsidiary in any jurisdiction have been timely filed and such Tax Returns, individually and in the aggregate, are true, complete and correct in all material respects. No Tax Returns individually and in the aggregate contain any material misstatement or omit any statements that should have been included. Complete and correct copies of all such Tax Returns filed in respect of the three fiscal years of each of the Corporation and each Subsidiary ending prior to the date hereof have been provided to the Purchaser.

( c)       All Taxes of the Corporation and each Subsidiary which are due and payable by it on or before the date hereof have been paid.  Adequate provision was made in the Audited Financial Statements and Interim Financial Statements for all Taxes for the periods covered by the Audited Financial Statements and Interim Financial Statements, respectively.  The Corporation has no liability for Taxes other than those provided for in the Audited Financial Statements and those arising in the ordinary course of the operation of the Business since the Audited Statements Date.

(d)        Canadian federal and provincial income tax assessments have been issued to the Corporation covering all past periods up to and including the fiscal year ended March 31, 2003.

(e)        There are no actions, suits, proceedings, investigations, reviews, enquiries, audits or claims now pending or made or, to the best of the knowledge of the Vendors, threatened against the Corporation or any of the Subsidiaries in respect of Taxes.  There are no deficiencies for Taxes or assessments against any of the Corporation or any of the Subsidiaries that have not been paid or fully and finally settled and no issue previously raised by any Governmental Authority reasonably would be expected to result in a proposed deficiency or assessment for any prior, parallel or subsequent period.

(f)         There are no agreements, waivers or other arrangements providing for any extension of time with respect to the filing of any Tax Return or the payment or collection of any Taxes by the Corporation or any of the Subsidiaries or the period for any assessment or reassessment of Taxes or any Tax deficiency, assessment or reassessment with respect to the Corporation or any of the Subsidiaries. Only the fiscal years of the Corporation and each Subsidiary subsequent to March 31, 2000 remain open for reassessment for Taxes by a Canadian governmental tax authority.

(g)        Each of the Corporation and the Subsidiaries has withheld from each amount paid or credited to any person the amount of Taxes required to be withheld therefrom and has remitted such Taxes to the proper tax or other receiving authorities within the time required under applicable legislation.

(h)        Schedule 3.1(23) accurately sets out, for purposes of the Income Tax Act, the benefit to be included in income by each of the Other Vendors, and employees who exercised options or sold shares in the capital of the Corporation since the Audited Statements Date, pursuant to section 7 of the Income Tax Act and the amount of the paragraph 110(1)(d) or paragraph 110(1)(d.1) deduction available to each of the Other Vendors.

(i)         Neither the Corporation nor any of the Subsidiaries has, prior to the date hereof, in a period that is not statute barred from reassessment:

(i)         made or filed any election under section 85 of the Income Tax Act with respect to the acquisition or disposition of any property;

(ii)        made or filed any election under section 83 of the Income Tax Act;

(iii)       made or filed any elections under any other section of the Income Tax Act or any other taxing legislation.

(j)         None of the Corporation or any Subsidiary has, prior to the date hereof, in a period that is not statute barred from reassessment:

(i)         acquired or had the use of any property from a person with whom it was not dealing at Arm’s Length; or

(ii)        disposed of anything to a person with whom it was not dealing at Arm’s Length for proceeds less than the fair market value of it.

(k)        The Corporation has complied with Part XVI.1 of the Income Tax Act during all tax periods which are not statute barred from reassessment.

(l)         The Corporation has not at any time been involved in or been a party to one or more transactions or series of transactions to which either of sections 55 or 245 of the Income Tax Act would apply.

(m)       None of the Corporation or any Subsidiary is a party to or bound by any tax sharing, tax indemnity or tax allocation agreement or other similar arrangement (including without limitation, any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

(24)      Litigation.  Except for the matters referred to in Schedule 3.1(24), there are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of the QNX Group or the Vendors) pending or to the best of the knowledge of the Vendors, threatened, by or against or affecting the QNX Group, at law or in equity, or before or by any Governmental Authority, nor is there any outstanding judgment or order issued by any Governmental Authority against the QNX Group, or the Vendors that may interfere with the ability of any of the Vendors to complete this Agreement.  Except for the matters referred to in Schedule 3.1(24), to the best of the knowledge of the Vendors, there are no grounds on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

(25)      Environmental Matters.

(a)        The QNX Group, the operation of the Business, the property and assets owned or to the best of the knowledge of the Vendors, used, by the QNX Group and the use, maintenance and operation thereof have been and are in compliance with all Environmental Laws.  The QNX Group has complied with all reporting and monitoring requirements under all Environmental Laws.  The QNX Group has not received any notice of any non-compliance with any Environmental Laws, and the QNX Group has never been convicted of an offence for non-compliance with any Environmental Laws or been fined or otherwise sentenced or settled such prosecution short of conviction.

(b)        To the best of the knowledge of the Vendors, there are no underground or surface storage tanks or urea formaldehyde foam insulation, asbestos, polychlorinated biphenyls (PCBs) or radioactive substances located on or in any of the properties or assets owned or used by the QNX Group.  The QNX Group is not, and to the best of the knowledge of the Vendors, there is no basis upon which the QNX Group could become, responsible for any clean-up or corrective action under any Environmental Laws.  The QNX Group has never conducted or caused to be conducted an environmental audit, assessment or study of any of the properties or assets of the QNX Group.  All environmental audits, assessments or studies conducted by any other person of any of the properties or assets of the QNX Group in the possession of the QNX Group or any of the Vendors, or of which they are aware, are listed in Schedule 3.1(25)(b).

(26)      Title to Assets.  The QNX Group is the owner of and has good and marketable title to all of its properties and assets, and all properties and assets reflected in the Audited Financial Statements and all properties and assets acquired by the QNX Group after the Audited Statements Date, is owned by a member of the QNX Group free and clear of all Encumbrances whatsoever, except for:

(a)        the properties and assets disposed of, utilized or consumed by the QNX Group since the Audited Statements Date in the ordinary course of the Business;

(b)        the Encumbrances disclosed or reflected in the Audited Financial Statements or the Interim Financial Statements; and

(c)        the Permitted Encumbrances.

Complete and correct copies of all documents creating the Permitted Encumbrances described in Schedule 3.1(26) have been provided to the Purchaser. No other person owns any assets which are being used in the Business, except for the Leased Premises, personal property leased or licensed by the QNX Group, and personal assets owned by employees and used by the employees in the Business which are not material to the carrying on of the Business.  There are no agreements or commitments to purchase property or assets by the QNX Group, other than in the ordinary course of the Business.

(27)      Deposit Accounts and Safe Deposit Boxes of the QNX Group.  The name and address of each bank, trust company or similar institution with which the QNX Group has one or more accounts or one or more safe deposit boxes, the number or other designation of each such account and safe deposit box and the names of all persons authorized to draw thereon or to have access thereto are as set forth in Schedule 3.1(27) .

(28)      Powers of Attorney.  Except as disclosed in Schedule 3.1(28), no person who is not an officer or senior employee of the QNX Group is authorized by any power of attorney or otherwise to execute any document, or otherwise bind to any legal obligation, the QNX Group.

(29)      Intentionally Deleted.

(30)      Intentionally Deleted.

(31)      Real Properties.

(a)        Schedule 3.1(31) lists all real property owned by the QNX Group, the owner thereof, and sets forth the legal description thereof.  There are no agreements, options, contracts or commitments to sell, transfer or otherwise dispose of the Real Properties or which would restrict the ability of the QNX Group to transfer the Real Properties.

(b)        The owner set forth on Schedule 3.1(31) is the absolute beneficial owner of, and has good and marketable title in fee simple to, the Real Properties, free and clear of any and all Encumbrances, except for the Permitted Encumbrances.

( c)       The Real Properties described in Schedule 3.1(31) and all buildings and structures located thereon and the conduct of the Business as presently conducted do not violate, and the use thereof in the manner in which presently used is not adversely affected by, any zoning or building laws, ordinances, regulations, covenants or official plans.   QNX Group has not received any notification alleging any such violation.  Such buildings and structures do not encroach upon any lands not owned by the QNX Group.  There are no expropriation, condemnation or similar proceedings pending with respect to any of the Real Properties or any part thereof.

(32)      Leased Premises.  Schedule 3.1(32) describes all leases or agreements to lease under which the QNX Group leases any real property.  Complete and correct copies of the Leases have been provided to the Purchaser.  The QNX Group is exclusively entitled to all rights and benefits as lessee under the Leases and the QNX Group has not sublet, assigned, licensed or otherwise conveyed any rights in the Leased Premises or in the Leases to any other person.  The names of the other parties to the Leases, the description of the Leased Premises, the term, rent and other amounts payable under the Leases and all renewal options available under the Leases are accurately described in Schedule 3.1(32).  All rental and other payments and other obligations required to be paid and performed by the QNX Group pursuant to the Leases have been duly paid and performed.  The QNX Group is not in default of any of its obligations under the Leases and, to the best of the knowledge of the Vendors, none of the landlords or other parties to the Leases are in default of any of their obligations under the Leases.  The terms and conditions of the Leases will not be affected by, nor will any of the Leases be in default as a result of, the completion of the transactions contemplated hereunder save and except for the consents that must be obtained from the landlords listed in Schedule 3.1(6).  To the best of the knowledge of the Vendors, the use by the QNX Group of the Leased Premises is not in breach of any building, zoning or other statute, by-law, ordinance, regulation, covenant, restriction or official plan.  The QNX Group has adequate rights of access to the Leased Premises for the operation of the Business in the ordinary course.

(33)      Work Orders and Deficiencies.  There are no outstanding work orders, non-compliance orders, deficiency notices or other such notices relative to the Real Properties, to the best of the knowledge of the Vendors relative to the Leased Premises, or relative to the other properties and assets of the QNX Group or the Business which have been issued by any regulatory authority, police or fire department, sanitation, environment, labour, health or other Governmental Authority.  There are no matters under discussion with any such department or authority relating to work orders, non-compliance orders, deficiency notices or other such notices.  The Business is not being carried on, and none of the Real Properties, or to the best of the knowledge of the Vendors, the Leased Premises or the other properties or assets of the QNX Group are being operated in a manner which is in contravention of any statute, regulation, rule, code, standard or policy.  No amounts are owing by the QNX Group in respect of the Real Properties or the Leased Premises to any Governmental Authority or public utility, other than current accounts which are not in arrears.

(34)      Condition of Properties and Equipment.  The buildings and structures comprising the Real Properties and to the best of the knowledge of the Vendors, those comprising the Leased Premises, are free of any structural defect. Except as disclosed in Schedule 3.1(34), the heating, ventilating, plumbing, drainage, electrical and air conditioning systems and all other systems used in the Real Properties and to the best of the knowledge of the Vendors, used in the Leased Premises and all machinery, equipment, tools, furniture, furnishings and materials used in the Business are in good working order, fully operational and free of any defect, except for normal wear and tear.

(35)      Leases of Personal Property.  Except as disclosed in Schedule 3.1(35), the QNX Group is not the lessee under any lease of personal property in respect of which the annual financial obligation exceeds US$25,000.00.  Complete and correct copies of each of the leases referred to in Schedule 3.1(35) have been provided to the Purchaser.

(36)      Intellectual Property.

(a)        The QNX Group owns all rights, title and interest in and to the Intellectual Property (excluding moral rights therein) listed in Schedule 3.1(36)(a) with good and marketable title thereto free and clear of all Encumbrances other than the Permitted Encumbrances, and as to the moral rights in the QNX Software, true and complete waivers in favour of the QNX Group, its successors and assigns, have been provided to the QNX Group.  The description contained in Schedule 3.1(36)(a) is a full and complete list of the QNX Group’s Intellectual Property, with no material omissions.

(b)        The QNX Group owns all rights, title and interest in the QNX Software with good and marketable title thereto free and clear of all Encumbrances other than the Permitted Encumbrances. The description contained in Schedule 3.1(36)(b) is a full and complete list of the QNX Software with no material omissions.

(c)        The QNX Product Suite used for, and distributed in the course of, the carrying on of the Business in the manner currently carried on, is accurately described in Schedule 3.1(36)(c) with no material omissions, and the QNX Group has, with respect to the QNX Software, and to the best of the knowledge of the Vendors with respect to the Third Party Commercial Software and the Open Source Software, the right to develop, reproduce, use, sell, license, sub-license, modify and prepare derivative works of, and to distribute and dispose of, the QNX Product Suite in the manner currently done in the ordinary course of the Business.

(d)        The QNX Group has not placed in trust or in any other escrow arrangement any of the Intellectual Property owned by the QNX Group or the QNX Software, except as disclosed in Schedule 3.1(36)(d).

(e)        No shareholder of the Corporation, nor any person who is Related to any member of the QNX Group, owns or has any interest in, or option or other rights to, the Intellectual Property owned or used by the QNX Group or the QNX Software other than as an authorized licensee of the QNX Group.

(f)         Except as disclosed in Schedule 3.1(36)(f), the execution and delivery of this Agreement and the documents and instruments contemplated or referred to herein, and the transactions contemplated therein, will not breach, violate or conflict with any instrument or agreement relating to the QNX Product Suite, or the Intellectual Property owned, used by or licensed as of the Closing Date to the QNX Group for use in association with the QNX Product Suite, will not cause the forfeiture or termination under any agreement to which the QNX Group is a party, of any Software or Intellectual Property owned, used by or licensed as of the Closing Date to the QNX Group for use in association with the Software, and will not in any way restrict or diminish the existing right of the QNX Group after the Closing Date to reproduce, use, sell, license, modify, prepare derivative works of, distribute or dispose of the QNX Product Suite, or to bring any action for the infringement or misappropriation of any Intellectual Property right, title or interest (or any portion thereof) owned as of the Closing Date by the QNX Group.

(g)        The development, reproduction, marketing, modification, license, preparation of derivative works, or distribution or use by the QNX Group prior to the Closing Date of the Intellectual Property owned by the QNX Group, or the QNX Software, has not and does not infringe upon, misappropriate or violate the Intellectual Property or any other proprietary, contractual or other rights of any other person, and to the best of the knowledge of the Vendors the development, reproduction, marketing, modification, license, preparation of derivative works, or distribution or use of the Third Party Commercial Software and the Open Source Software by the QNX Group prior to the Closing Date, has not and does not infringe upon, misappropriate or violate the Intellectual Property or any other proprietary, contractual or other rights of any other person.

(h)        Except as disclosed in Schedule 3.1(36)(h), there is no pending or threatened proceeding, claim or litigation contesting the validity of any of the Intellectual Property owned by the QNX Group, or the ownership by the QNX Group of any of the Intellectual Property in the QNX Software, or the right of the QNX Group to develop, reproduce, use, modify, sell, license, prepare derivative works, distribute or dispose of any of the Intellectual Property owned by the QNX Group or the QNX Software, nor is there, to the best of the knowledge of the Vendors, any legal basis for any such claim, nor have the QNX Group or the Vendors received any notice asserting that any Intellectual Property owned by the QNX Group or the QNX Software or the development, reproduction, use, sale, license, modification or disposition thereof by the QNX Group infringes or conflicts or will conflict with the rights of any person, nor is there, to the best of the knowledge of the Vendors, any legal basis for any such assertion.  There have been no settlement agreements or court orders issued with respect to any such proceedings, claims or litigation except those listed in Schedule 3.1(36)(h) to this Agreement.

(i)         The Vendors are not, and to the best of the knowledge of the Vendors, no shareholder, officer, director, employee, consultant or contractor of the QNX Group, is in violation of any material term of any non-disclosure, confidentiality, proprietary rights or similar agreement between such person and any third party which relates to or affects the Business, the Intellectual Property owned by the QNX Group or the QNX Software.

(j)         Except as disclosed in Schedule 3.1(36)(j), it is not necessary to, nor does the QNX Group, utilize in the Business any inventions, developments, technologies, trade secrets or other proprietary rights of any of its employees (or people it currently intends to hire) which were made or acquired by such persons prior to their employment by the QNX Group.

(k)        To the best of the knowledge of the Vendors, all QNX Trade Secrets have been kept confidential by the QNX Group.

(l)         Except as disclosed in Schedule 3.1(36)(l), and bonuses or sales commissions or other remuneration payable to employees or sales agents in the ordinary course of the Business and on terms customary for the software industry, payments for off-the-shelf Software and other commercial Software used in the Business (none of which is a material part of the QNX Product Suite), and payments disclosed in the Third Party Commercial License-In Agreements and Open Source License-In Agreements, there are no outstanding royalties, fees, charges or other payments payable by the QNX Group to any person by reason of or in connection with the development, reproduction, ownership, use, license, sale, preparation of derivative works, or distribution or disposition of the QNX Product Suite.

(m)       Except as disclosed in Schedule 3.1(36)(m), all employees of, former employees of, contractors, suppliers and consultants to the QNX Group, and former contractors, suppliers and consultants to the QNX Group, who have been materially involved in the development or modification of the Intellectual Property in the QNX Software, have entered into proprietary rights or similar agreements with the QNX Group with respect to such services transferring the title to such developments and modifications to the QNX Group and waiving their moral rights, and no employee of, former employee of, or contractor, supplier or consultant to the QNX Group, or former contractor, supplier or consultant to the QNX Group, is, to the best of the knowledge of the Vendors, in violation thereof.

(n)        There are no third parties who were not at the relevant time employees of the QNX Group that were materially involved in the development, modification or support of the QNX Software, except as contemplated in the preceding paragraph (m), and no such third parties are, to the best of the knowledge of the Vendor, in violation thereof.

(o)        Except as disclosed in Schedule 3.1(36)(o), all employees, contractors and consultants having the right to access or the right to have knowledge of, the QNX Trade Secrets, have entered into non-disclosure or confidentiality covenants or agreements with the QNX Group, true and complete copies of which have been provided to the Purchaser, and no such person, including any employee of, or contractor or consultant to, the QNX Group is, to the best of the knowledge of the Vendors, in violation thereof .

(p)        Except as disclosed in Schedule 3.1(36)(p), to the best of the knowledge of the Vendors, there is no activity or conduct being undertaken by any person which infringes upon or misappropriates the Intellectual Property owned by the QNX Group, nor has the QNX Group received any notice or is in possession of any information, of such activity or conduct.

(q)        The QNX Software, and to the best of the knowledge of the Vendors the Third Party Commercial Software and the Open Source Software, do not incorporate any software code, data, files, libraries or user interfaces, nor are they based on any architecture, logic, specifications, flow charts, designs, drawings, algorithms, or calculations, which are owned by any person from whom the QNX Group has not received all the licenses and rights necessary to develop, reproduce, use, sell, license, sub-license, modify and prepare derivative works of, and to distribute and dispose of, the QNX Product Suite in the manner currently carried on in the Business.

(r)        The QNX Group has not received any legal opinions, studies or reports regarding the validity of any of the Intellectual Property owned by the QNX Group, or the ownership by the QNX Group of any of the Intellectual Property in the QNX Software, or the right of the QNX Group to develop, reproduce, use, modify, sell, license, prepare derivative works, distribute or dispose of any of the Intellectual Property owned by the QNX Group or the QNX Software, except those listed in Schedule 3.1(36)(r).

(s)        The QNX Group does not sell, license, distribute or otherwise supply the QNX Product Suite, directly or through VAR or OEM arrangements, under any open source license agreements or requirements, except as described and listed in Schedule 3.1(36)(s).

(t)         Except as provided in Schedule 3.1(36)(t), the QNX Group has not placed any of the QNX Software in the public domain or allowed any members of the general public to use the QNX Software without entering into non-open source licenses with the QNX Group.

(u)        Other than commercial borrowing incurred in the ordinary course of Business, no third parties have financed or funded the development of the Intellectual Property owned by the QNX Group or the QNX Software, whether by way of grant, loan, investment or otherwise, except as disclosed by the agreements listed in Schedule 3.1(36)(u), true and complete copies of which have been provided to the Purchaser.  No such agreements grant any interest or rights to the resulting research and development to such third parties, or impose any restrictions, limitations or requirements on the exploitation and commercialization of the resulting research and development by the QNX Group, except as described in Schedule 3.1(36)(u).

(v)        To the best of the knowledge of the Vendors, there is no pending or threatened proceeding, claim or litigation affecting any of the QNX Group involving the Third Party Commercial License-In Agreements, the Open Source License-In Agreements, the QNX Licensee Agreements, or their subject matter, and there have been no settlement agreements or court orders applicable to or affecting the Third Party Commercial License-In Agreements, the Open Source License-In Agreements or the QNX Licensee Agreements .

(w)       To the best of the knowledge of the Vendors, other than the Intellectual Property rights described in Schedule 3.1(36)(a), the Intellectual Property in the Third Party Commercial Software and the Open Source Software, the software comprising the QNX Product Suite, QNX Group owned software tools, and the generally available software tools and hardware currently used by the QNX Group as part of, or in association with, the Software, and the items listed in Schedule 3.1(36)(w), no other Intellectual Property or technology (other than third party hardware platforms and related software) is required or used by the QNX Group in order to develop, reproduce, use, modify, sell, support, license, prepare derivative works, distribute or dispose of the QNX Product Suite in the manner currently conducted in the ordinary course of the Business.

(37)      Subsidiaries and Other Interests.  Other than the Subsidiaries, the Corporation has no subsidiaries and does not own any securities issued by, or any equity or ownership interest in, or any right to acquire any equity or ownership interest in, any other person. The QNX Group is not subject to any obligation to make any investment in or to provide funds by way of investment by loan, capital contribution or otherwise to any person.

(38)      Partnerships or Joint Ventures.  The QNX Group is not a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of a similar nature and is not party to any agreement under which the QNX Group agrees to carry on any part of the Business or any other activity in such manner or by which the QNX Group agrees to share any revenue or profit with any other person.

(39)      Customers.  The Vendors have previously delivered to the Purchaser a true and complete list of the twenty (20) largest customers by sales in each vertical market of the Business as of the Audited Statements Date.  The QNX Group has the unrestricted right to use such list in the ordinary course of business.

(40)      Restrictions on Doing Business.  The QNX Group is not a party to or bound by any agreement which would restrict or limit its right to carry on any business or activity or to solicit business from any person or in any geographical area or otherwise to conduct the Business as the QNX Group may determine.  The QNX Group is not subject to any legislation or any judgment, order or requirement of any Governmental Authority which is not of general application to persons carrying on a business similar to the Business.  There are no facts or circumstances which could reasonably be expected to materially adversely affect the ability of the QNX Group to continue to operate the Business as presently conducted following the completion of the transactions contemplated by this Agreement.

(41)      Guarantees, Warranties and Discounts.

(a)        Except as disclosed in Schedule 3.1(41)(a), the QNX Group is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any person.

(b)        Except as disclosed in Schedule 3.1(41)(b), the QNX Group has not given any guarantee or warranty that has not expired as of the date hereof in respect of any of the products sold or the services provided by it, except warranties made in the ordinary course of the Business and except for warranties implied by law. The warranties made in the ordinary course of the Business are generally in the form of the QNX Group’s standard written warranty, a copy of which has been provided to the Purchaser, and except for warranties implied by law.

(c)        During each of the three fiscal years of the QNX Group ended immediately preceding the date hereof, no claims have been made against the QNX Group for breach of warranty or contract requirement or negligence or for a price adjustment or other concession in respect of any defect in or failure to perform or deliver any products, services or work which had, in any such year, an aggregate cost exceeding US$25,000.00.

(d)        There are no repair contracts or maintenance obligations of the QNX Group in favour of the customers or users of products of the Business, except obligations incurred in the ordinary course of the Business, and in all material respects in accordance with the QNX Group’s standard terms, a copy of which has been provided to the Purchaser or as otherwise disclosed in Schedule 3.1(41)(d).

(e)        Except as disclosed in Schedule 3.1(41)(e), the QNX Group is not now subject to any agreement or commitment, and the QNX Group has not, within three years prior to the date hereof, entered into any agreement with or made any commitment to any customer of the Business which would require the QNX Group to repurchase any products sold to such customers or to adjust any price or grant any refund, discount or other concession to such customer.

(f)         Except as disclosed in Schedule 3.1(41)(f), the QNX Group is not required to provide any letters of credit, bonds or other financial security arrangements in connection with any transactions with its suppliers or customers.

(42)      Agency and Distribution Agreements by Third Parties in Favour of QNX Group.  Schedule 3.1(42) lists all agreements material to the Business to which the QNX Group is a party, or by which it is bound, under which the right to manufacture or distribute any product, service, technology, information, data, computer hardware or software or other property has been granted or otherwise provided to, or relied on by, the QNX Group, or under which the QNX Group has been appointed as an agent or distributor for any of the foregoing, save and except for off-the-shelf software (the “QNX Distribution-In Agreements”).  True and complete copies of all QNX Distribution-In Agreements have been provided to the Purchaser.

(43)      Agency and Distribution Agreements by QNX Group in Favour of Third Parties.  Schedule 3.1(43) lists all agreements to which the QNX Group is a party, or by which it is bound, under which the right to manufacture or distribute any product, service, technology, information, data, computer hardware or software or other property has been granted or otherwise provided by the QNX Group to any other person, or any person has been appointed by the QNX Group as an agent or distributor for any of the foregoing (the “QNX Distribution-Out Agreements”).  True and complete copies of all such agreements have been provided to the Purchaser.

(44)      Material Operating Agreements.  The QNX Group is not a party to or bound by any outstanding or executory agreement, contract or commitment, whether written or oral, except for:

(a)        the QNX Licensee Agreements, QNX Licensor Agreements and any other contract, lease or agreement described or referred to in this Agreement or in the schedules hereto;

(b)        any contract, lease or agreement made in the ordinary course of the routine daily affairs of the Business under which the QNX Group has a financial obligation of less than US$50,000 per annum and which can be terminated by the QNX Group without payment of any damages, penalty or other amount by giving not more than one hundred and eighty (180) days’ notice; and

(c)        the contracts, leases and agreements described in Schedule 3.1(44).

(all such agreements, contracts or commitments referred to in (a) and (c) above are herein collectively the “Material Operating Agreements”). True and complete copies of each of the Material Operating Agreements have been provided to the Purchaser.

(45)      Good Standing of Agreements.  The QNX Group is not in default or breach of any of its obligations under any one or more of the Material Operating Agreements and there exists no state of facts which, after notice or lapse of time or both, would constitute such a default or breach.  All the Material Operating Agreements are now in good standing and in full force and effect without amendment thereto, the QNX Group is entitled to all benefits thereunder and, to the best of the knowledge of the Vendors, the other parties to the Material Operating Agreements are not in default or breach of any of their obligations thereunder.  None of the Material Operating Agreements provide that the QNX Group’s rights or the performance of its obligations are dependent upon or supported by the guarantee of or any security provided by any other person.

(46)      Employees.  Schedule 3.1(46) sets forth the name, job title, duration of employment, vacation entitlement, employee benefit package entitlement and rate of remuneration (including bonus and commission entitlement) of each employee of each member of the QNX Group.  Schedule 3.1(46) also sets forth the names of all employees of each member of the QNX Group who are now on disability, maternity or other authorized leave or who are receiving workers’ compensation or short-term or long-term disability benefits.

(47)      Employment Agreements.  Except for the agreements listed in Schedule 3.1(47), the QNX Group is not a party to any written or oral employment, service or consulting agreement relating to any one or more persons, or to any oral employment agreements which are of indefinite term that are not terminable on the statutory or common law period of notice applicable for the jurisdiction in which the person is employed except for employees in Canada who have agreements providing for an additional two (2) weeks of notice besides the statutory period of notice.

(48)      Labour Matters and Employment Standards.

(a)        Liability for Employee Breach.  No employee of the QNX Group has, to the best of the knowledge of the Vendors, breached any agreement with, or common law obligation owed to, a third party, such that the QNX Group would be liable to any such third party for employing or continuing to employ the employee.

(b)        Payment of Wages, etc.  The QNX Group has paid all wages, including, without limitation, over-time wages and statutory holiday pay, and other remuneration currently due and payable to its employees, has properly accrued all vacation pay due and owing to its employees, and has remitted all deductions made by the QNX Group from its employee payroll for income taxes, or other deductions which are currently due for remittance.

(c)        No Employee Controversy.  Except as disclosed in Schedule 3.1(48)(c), there is no controversy outstanding between the QNX Group and any of its present or past employees that may require payment by the QNX Group or will have a material adverse effect on the Condition of the Business.

(d)        Labour Agreements and Actions.

(i)         There is no strike or other labour dispute involving the QNX Group outstanding or, to the best of the knowledge of the QNX Group, threatened.

(ii)        To the best of the knowledge of the Vendors, no officer or employee, other than Gordon Bell, intends to terminate his or her employment with the QNX Group, nor does the QNX Group have a present intention to terminate the employment of any of the foregoing, except as contemplated by this Agreement or with respect to whom continued employment is not material to the Business.

(iii)       Subject to general common law or other legal principles related to wrongful termination of employees and the terms of the applicable employment contracts, as disclosed in Schedule 3.1(47), the employment of each officer and employee of the QNX Group is terminable at the will of the QNX Group upon reasonable notice.

(e)        No Employee Actions.  Except as disclosed in Schedule 3.1(48)(e), within the last three years, no notice has been received by the QNX Group of any complaint filed by any of the employees against the QNX Group claiming that the QNX Group has violated the Employment Standards Act, 2000 (Ontario), the Labour Relations Act (Ontario) or the Human Rights Code (Ontario) (or any applicable employment standards or human rights or similar legislation in the other jurisdictions in which the QNX Group conducts or carries on its Business or operates) or of any complaints or proceedings of any kind involving the QNX Group or any employee of the QNX Group before any labour relations board or other similar authority.

(f)         No WSIB Orders.  No notice has been received by the QNX Group and the QNX Group has no reason for believing there are or should be a notice issued against the QNX Group under the Workplace Safety and Insurance Act (Ontario) and the Occupational Health and Safety Act (Ontario) and there are no outstanding orders or charges against the QNX Group under the Workplace Safety and Insurance Act (Ontario) or Occupational Health and Safety Act (Ontario) (or any applicable health and safety or workers’ compensation legislation in the other jurisdictions in which the Business is conducted).

(g)        WSIB Levies, etc.  All levies, assessments and penalties made against the QNX Group pursuant to the Workplace Safety and Insurance Act (Ontario) (and applicable workers compensation legislation in the other jurisdictions in which the Business is conducted) have been paid by the QNX Group and the QNX Group has not been reassessed under any such legislation during the past five years.

(49)      Employee Benefit and Pension Plans.

(a)        Except as listed in Schedule 3.1(49)(a) attached hereto, the QNX Group does not have, and is not subject to any present or future obligation or liability under, any pension plan, deferred compensation plan, retirement income plan, stock option or stock purchase plan, profit sharing plan, bonus plan or policy, employee group insurance plan, hospitalization plan, disability plan or other employee benefit plan, program, policy or practice, written or verbal, with respect to any of the employees of the Business, other than the Canada Pension Plan, R.S.C. 1985, c. C‑8, and other similar health plans established pursuant to Laws.  Schedule 3.1(49)(a) also lists the general policies, procedures and work-related rules in effect with respect to employees of the Business, whether written or oral, including but not limited to policies regarding holidays, sick leave, vacation, disability and death benefits, termination and severance pay, automobile allowances and rights to company-provided automobiles and expense reimbursements. (The plans, programs, policies, practices and procedures listed in Schedule 3.1(49)(a) are hereinafter collectively called the "Benefit Plans").  Complete and correct copies of all documentation establishing or relating to the Benefit Plans, where such Benefit Plans are oral commitments, written summaries of the terms thereof, and the most recent financial statements and actuarial reports related thereto and all reports and returns in respect thereof filed with any regulatory agency within three years prior to the date hereof have been provided to the Purchaser.

(b)        There is no pending claim by any employee covered under the Benefit Plans or by any other person which alleges a breach of fiduciary duties or violation of governing law or which may result in liability to the employer and, to the best of the knowledge of the QNX Group, there is no basis for such a claim.  There are no employees of the Business or former employees who are receiving from the QNX Group any pension or retirement payments or who are entitled to receive any such payments not covered by a pension plan to which the QNX Group is a party.

(50)      Insurance.  Schedule 3.1(50) contains a true and complete list of all insurance policies maintained by the QNX Group or under which the QNX Group is covered in respect of its properties, assets, business or personnel as of the date hereof and specifies the name of the insurer, the insured risks, the amount of the coverage thereby provided for each insured risk. Complete and correct copies of all such insurance policies have been provided to the Purchaser.  Such insurance policies are in full force and effect and the QNX Group is not in default with respect to the payment of any premium or compliance with any of the provisions contained in any such insurance policy.  There are no circumstances under which the QNX Group would be required to or, in order to maintain its coverage, should give any notice to the insurers under any such insurance policies which has not been given.  The QNX Group has not received notice from any of the insurers regarding cancellation of such insurance policies.  The QNX Group has not failed to give notice of or present any claim under any such insurance policy in due and timely fashion.  The QNX Group has not received notice from any of the insurers denying any claims.

(51)      Non-Arm’s Length Matters.  The QNX Group is not a party to or bound by any agreement with, is not indebted to, and no amount is owing to the QNX Group by, the Vendors or any officers, former officers, directors, former directors, shareholders, former shareholders, employees (except for oral employment agreements with employees) or former employees of the QNX Group or any person not dealing at Arm’s Length with any of the foregoing other than the Shareholder Loans and as described in Schedule 3.1(51). Since the Audited Statements Date, the QNX Group has not made or authorized any payments to the Vendors or any persons Related to the Vendors or any officers, former officers, directors, former directors, shareholders, former shareholders, employees or former employees of the QNX Group or to any person not dealing at Arm’s Length with any of the foregoing, except for salaries and other employment compensation payable to employees of the QNX Group in the ordinary course of the routine daily affairs of the Business and at the regular rates payable to them.

(52)      Government Assistance.  There are no funding agreements, loans, other funding arrangements and assistance programs which are outstanding in favour of the QNX Group from any Governmental Authority.

(53)      Compliance with Laws.  The QNX Group is not in violation of any Laws (other than minor breaches not material to the Business) including without limitation Laws relating to the exportation or licensing of technology or relating to the licensing or exportation of technology to foreign persons.

(54)      Vendor’s Residency.  None of the Vendors is a non-resident of Canada within the meaning of the Income Tax Act.

(55)      Copies of Documents.  Complete and correct copies (including all amendments) of all contracts, leases and other documents referred to in this Agreement or any schedule hereto or required to be disclosed hereby have been delivered to the Purchaser.

(56)      Disclosure.  No representation or warranty contained in this section 3.1, and no statement contained in any schedule, certificate, list, summary or other disclosure document provided or to be provided to the Purchaser pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

(57)      Other Vendors. Each of the Other Vendors has, or is under a legal obligation to, execute and deliver to the Corporation a share ownership agreement (the “Share Ownership Agreement”) which provides the Corporation with all necessary right, power and authority to execute, if the Other Vendor is not available, not able or not willing to execute his Other Vendor Agreement, all such documents and agreements as are necessary to sell such Other Vendor’s common shares in the capital of the Corporation to the Purchaser.

(58)      Option Holders.  Pursuant to the Option Plan, the Corporation has the legal and enforceable right to give notice to each person who holds Options that his respective Options may be exercised only within thirty (30) days after the date of the notice and not thereafter, and that all rights of each such person under any Options shall, if not exercised, terminate at the expiration of the thirty (30) day period, except in the case of Options granted under the Option Plan as it applies to option holders residing in the United Kingdom, in which case, all Options may be exercised only within six (6) months after the date of the notice and not thereafter, and that all rights of each such person under any Options shall, if not exercised, terminate at the expiration of the six (6) month period.

(59)      Disclaimer of the Other Representations and Warranties.  None of the Vendors hereby makes or has made any representations or warranties relating to the Corporation or any of its Subsidiaries in connection with the transactions contemplated hereby other than those expressly set forth in this Agreement or in any agreements or certificates to be delivered pursuant to this Agreement. Notwithstanding anything to the contrary contained in this Agreement, any information disclosed in any schedules will be deemed to be disclosed for purposes of each other section of the schedules for which the applicability and sufficiency of the disclosure to such other section would be apparent to a reasonable person.  Certain information set forth in the schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement.  The disclosure of any information will not be deemed to constitute an acknowledgement that such information is required to be disclosed in connection with the representations and warranties made by the Vendors pursuant to this Agreement or that such information is material.  The disclosure of such information will not be deemed to establish a standard of materiality (and the actual standard of materiality may be higher or lower than the matters disclosed by such information).

3.2 Representations and Warranties by the Purchaser.

The Purchaser hereby represents and warrants to the Vendors as follows, and confirms that the Vendors are relying upon the accuracy of each of such representations and warranties in connection with the sale of the Purchased Shares, repayment of the Shareholder Loans and the completion of the other transactions contemplated hereunder and under the Other Vendor Agreements:

(1)        Corporate Authority and Binding Obligation.  The Purchaser is a corporation duly incorporated and validly subsisting in all respects under the laws of its jurisdiction of incorporation.  The Purchaser has good right, full corporate power and absolute authority to enter into this Agreement and to purchase the Purchased Shares from the Vendors in the manner contemplated herein and to perform all of the Purchaser’s obligations under this Agreement.  The Purchaser and its shareholders and board of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into, and the execution, delivery and performance of, this Agreement and the purchase of the Purchased Shares by the Purchaser from the Vendor and the repayment of the Shareholder Loans.  This Agreement is a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms subject to:

(a)        bankruptcy, insolvency, moratorium, reorganization and other Laws relating to or affecting the enforcement of creditors’ rights generally: and

(b)        the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

(2)        Contractual and Regulatory Approvals.  Except as specified in Schedule 3.2(2), the Purchaser is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licences, certifications, authorizations or approvals of, or notifications to, any Governmental Authority are required to be obtained by the Purchaser in connection with the execution, delivery or performance by the Purchaser of this Agreement or the completion of any of the transactions contemplated herein.  Complete and correct copies of any agreements under which the Purchaser is obligated to request or obtain any such consent have been provided to the Vendor.

(3)        Compliance with Constating Documents, Agreements and Laws.  The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by the Purchaser, and the completion of the transactions contemplated hereby, will not constitute or result in a violation or breach of or default under:

(a)        any term or provision of any of the articles, by-laws or other constating documents of the Purchaser;

(b)        subject to obtaining the contractual consents referred to in Schedule 3.2(2) hereof, the terms of any indenture, agreement (written or oral), instrument or understanding or other obligation or restriction to which the Purchaser is a party or by which it is bound; or

(c)        subject to obtaining the regulatory consents referred to in Schedule 3.2(2) hereof, any term or provision of any licenses, registrations or qualification of the Purchaser or any order of Governmental Authority or any applicable law or regulation of any jurisdiction.

(4)        Investment Canada Act.  The Purchaser is a “non-Canadian” for purposes of and within the meaning of the Investment Canada Act (Canada).

(5)        No Broker.  Neither the Purchaser, nor any of its shareholders, directors, officers, employees or agents have employed or incurred any liability to any broker, finder or agent for any amounts with respect to this Agreement.

ARTICLE 4 - COVENANTS

4.1  Covenants by the Vendors.

The Vendors jointly and severally covenant to the Purchaser that they will do or cause to be done the following:

(1)        Investigation of Business and Examination of Documents.  During the Interim Period, the Vendors will provide and will cause the QNX Group to provide access to, and will permit the Purchaser, through its representatives, to make such investigation of, the operations, properties, assets and records of the QNX Group and of its financial and legal condition as the Purchaser deems necessary or advisable to familiarize itself with such operations, properties, assets, records and other matters.  Without limiting the generality of the foregoing, during the Interim Period the Vendors will permit the Purchaser and its representatives to have access to the premises used in connection with the Business at such reasonable times as may be designated by the Vendors so as not to disrupt the routine daily affairs of the Business, and will produce for inspection and provide copies to the Purchaser of:

(a)        all agreements and other documents referred to in section 3.1 hereof or in any of the schedules and all other contracts, leases, licenses, title documents, title opinions, insurance policies, pension plans, information relating to employees of the QNX Group, customer lists, information relating to customers and suppliers of the QNX Group, documents relating to all indebtedness and credit facilities of the QNX Group, documents relating to legal or administrative proceedings and all other documents of or in the possession of the QNX Group or relating to the Business;

(b)        all minute books, share certificate books, registers of security holders, registers of transfers of securities, registers of directors and other corporate documents of the QNX Group;

(c)        all books, records, accounts, Tax Returns and financial statements of the QNX Group; and

(d)        all other information which, in the reasonable opinion of the Purchaser’s representatives, is required in order to make an examination of the QNX Group and the Business.

Such investigations and inspections will not mitigate or affect the representations and warranties of the Vendors hereunder, which will continue in full force and effect.  Notwithstanding the foregoing, until the transactions contemplated herein have been completed, the Purchaser, as a subsidiary of Harman International Industries, Incorporated (“Harman”), will abide by the terms and conditions, including with respect to the scope and manner of its investigations, of the non-disclosure agreement between the Corporation and Harman dated as of May 24, 2004 and the acknowledgement and agreement dated October 7, 2004.

(2)        Contractual and Regulatory Consents.  During the Interim Period, the Vendors will use their best efforts to cause the QNX Group to obtain all consents required to be obtained in order to carry out the transactions contemplated hereby in compliance with all Laws and agreements binding upon the parties hereto or the QNX Group, including the consents referred to in Schedules 3.1(6).

(3)        Conduct of Business.  Except as contemplated by this Agreement or with the prior written consent of the Purchaser, during the Interim Period the Vendors will use their best efforts to cause the QNX Group to:

(a)        operate the Business only in the ordinary course thereof, consistent with past practices;

(b)        use best efforts to ensure that the representations and warranties in section 3.1 hereof remain true and correct at the Closing Time, with the same force and effect as if such representations and warranties were made at and as of the Closing Time, and to satisfy or cause to be satisfied the conditions in section 5.1 hereof;

( c)       promptly advise the Purchaser of any facts that come to their attention which would cause any of the Vendors’ representations and warranties herein contained to be untrue in any material respect;

(d)        take all reasonable action to preserve the Business and the goodwill of the QNX Group and its relationships with customers, suppliers and others having business dealings with it, to keep available the services of its present officers and employees and to maintain in full force and effect all Material Operating Agreements, and take all other action reasonably requested by the Purchaser in order that the Business and the Condition of the Business will not be impaired during the Interim Period;

(e)        promptly advise the Purchaser in writing of any material adverse change in the Business or the Condition of the Business during the Interim Period;

(f)         maintain, consistent with past practice, all of the QNX Group’s tangible properties and assets in the same condition as they now exist, ordinary wear and tear excepted;

(g)        maintain the books, records and accounts of the QNX Group in the ordinary course and record all transactions on a basis consistent with past practice;

(h)        ensure that the QNX Group does not incur or assume any long-term debt or create any Encumbrance other than Permitted Encumbrances upon any of its properties or assets or guarantee or otherwise become liable for the obligations of any other person or make any loans or advances to any person (other than loans made by the Corporation to holders of Options to facilitate the exercise of Options that will be repaid at the Closing Time);

(i)         ensure that the QNX Group does not sell or otherwise dispose of any of its properties or assets except in the ordinary course of the Business;

(j)         ensure that the QNX Group does not terminate or waive any right of substantial value of the Business;

(k)        ensure that the QNX Group does not make any capital expenditure in excess of US$100,000 in respect of any particular item or in excess of US$200,000 in the aggregate;

(l)         maintain the inventories of the Business in accordance with past practice;

(m)       keep in full force all of the QNX Group’s current insurance policies;

(n)        take all actions within their control to ensure that the QNX Group performs all of its obligations falling due during the Interim Period under all agreements to which the QNX Group is a party or by which it is bound;

(o)        ensure that the QNX Group does not enter into any agreement other than agreements made in the ordinary course of the Business consistent with past practice and which involve payment obligations on the part of the QNX Group of less than US$50,000;

(p)        not take any action to amend the articles of incorporation or by-laws of the QNX Group;

(q)        ensure that the QNX Group does not declare or pay any dividends, redeem or repurchase any shares in the capital of the QNX Group or make any other distributions in respect of the shares of the QNX Group; and

(r)        ensure that the QNX Group does not increase, in any manner, the compensation or employee benefits of any of its directors, officers or employees, or pay or agree to pay to any of its directors, officers or employees any pension, severance or termination amount or other employee benefit not required by any of the employee benefit plans and programs referred to in the schedules.

(4)        Transfer of Purchased Shares.  At or before the Closing Time, the Vendors will cause all necessary steps and corporate proceedings to be taken in order to permit the Purchased Shares to be duly and regularly transferred to the Purchaser.

(5)        Release of Shareholder Loans and Security.  At or before the Closing Time, upon receipt of the payment provided for in section 2.3, the Vendors will deliver to the Corporation a receipt for payment in full of the Shareholder Loans and will cause all security granted by the Corporation for the Corporation’s obligations under the Shareholder Loans to be discharged, and any Encumbrances against any of the Shareholder Loans will be discharged.

(6)        Resignation of Officers and Directors.  At or before the Closing Time, the Vendors will cause each person who is a director or officer of the QNX Group designated in writing by the Purchaser, to submit his or her written resignation as a director or officer to the QNX Group which will be effective at the Closing Time.

(7)        Releases by the Vendors.  At the Closing Time, the Vendors will execute and deliver to the QNX Group a release in the form of the draft release attached hereto as Schedule 4.1(7).

(8)        Key Employee Employment Agreements.  At the Closing Time, the Vendors will, and will use their best efforts to cause each person named in Schedule 4.1(8) to, execute and deliver to the Corporation or a Subsidiary an employment agreement in the form of the Key Employee Employment Agreement.

(9)        Dan Dodge Employment Agreement.  At the Closing Time, the Vendors will cause Dan Dodge to execute and deliver to the Corporation and the Purchaser the Dan Dodge Employment Agreement.

(10)      Gordon Bell Employment Agreement.  At the Closing Time, the Vendors will cause Gordon Bell to execute and deliver to the Corporation and the Purchaser the Gordon Bell Employment Agreement.

(11)      Other Vendor Agreement.  On or before Closing, to the extent any of the Other Vendors fails to comply with the provisions of his Share Ownership Agreement and execute a form of the Other Vendor Agreement to sell his shares in the capital of the Corporation to the Purchaser, each of the Vendors covenants and agrees to cause the Corporation to sign the Other Vendor Agreement on behalf of the Other Vendor or to undertake, at their expense, all actions necessary or advisable under the Share Ownership Agreement to cause such Other Vendor to comply with his obligations thereunder and sell his shares to the Purchaser in accordance with the terms thereof.

(12)      Options to be Exercised.  On or before Closing, the Vendors will cause the Corporation to take all steps necessary to ensure that all persons who hold Options exercise all their option rights, enter into a Share Ownership Agreement with the Corporation, and enter into an Other Vendor Agreement with the Purchaser, or have all unexercised Options terminated.

4.2 Covenants by the Purchaser.

The Purchaser covenants to the Vendors that it will do or cause to be done the following:

(1)        Retention Program.  Establish a retention plan (the “Retention Plan”) for the existing employees of the QNX Group pursuant to which:

(a)        the Purchaser will contribute at the Closing Time US$11,000,000 (the “Retention Amount”) to a bank account established by the Corporation at the Bank for the exclusive purpose of, and to be used only for, administering and paying amounts under the Retention Plan;

(b)        the existing employees listed in Schedule 4.2(1)(b) (the “Eligible Employees”) will be entitled to participate in the Retention Plan to the extent of that portion of the Retention Amount specified for each Eligible Employee in Schedule 4.2(1)(b);

(c)        the Purchaser will cause the Retention Amount to be distributed to the Eligible Employees as follows:

(i)         the Corporation will pay to each Eligible Employee for whom a Voluntary Termination Event has not occurred on or before the First Anniversary Date, one-half (1/2) of that portion of the Retention Amount specified for each such Eligible Employee in Schedule 4.2(1)(b), no later than thirty (30) days following the First Anniversary Date; and

(ii)        the Corporation will pay to each Eligible Employee for whom a Voluntary Termination Event has not occurred on or before the Second Anniversary Date, the balance of that portion of the Retention Amount specified for each such Eligible Employee in Schedule 4.2(1)(b), no later than thirty (30) days following the Second Anniversary Date .

(d)        For greater certainty, the Corporation will be at liberty to cause the Corporation to use any funds that are not required to be paid out to Eligible Employees for the general purposes of the Corporation, and the portion of the Retention Amount specified for each Eligible Employee in Schedule 4.2(1)(b) is inclusive of all vacation pay, and payment is subject to all statutory deductions and withholdings.

(2)        Contractual and Regulatory Consents.  The Purchaser will use its best efforts to assist the Vendors in obtaining all consents required to be obtained in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding upon them, including the consents referred to in Schedule 3.1(6).

4.3 Joint Tax Covenants

The Purchaser will, at its cost or the cost of the Corporation or a Subsidiary, prepare or cause to be prepared and filed all Tax Returns for the Corporation for all tax periods ending on or prior to the Closing Date (including any Tax periods ending on the Closing Date as a result of transactions contemplated by this Agreement) which are filed after the Closing Date.  The Vendors will cooperate with the Purchaser in regard to the preparation of the Tax Returns and will provide to the Purchaser any information and documentation reasonably requested by the Purchaser.  The Purchaser will consult with the Vendors during the preparation of such Tax Returns and will permit the Vendors to review and comment on each such Tax Return prior to filing.

                                                       ARTICLE 5 - CONDITIONS

5.1 Conditions to the Obligations of the Purchaser.

Notwithstanding anything herein contained, the obligation of the Purchaser to complete the transactions provided for herein will be subject to the fulfilment of the following conditions at or prior to the Closing Time, and the Vendors covenant to use their best efforts to ensure that such conditions are fulfilled.

(1)        Accuracy of Representations and Warranties and Performance of Covenants.  The representations and warranties of the Vendors contained in this Agreement or in any documents delivered in order to carry out the transactions contemplated hereby will be true and accurate on the date hereof and, at the Closing Time, in all material respects with the same force and effect as though such representations and warranties had been made as of the Closing Time (regardless of the date as of which the information in this Agreement or in any schedule or other document made pursuant hereto is given) provided that if any such representation or warranty has during the Interim Period been rendered inaccurate or false as a result of events that arise or circumstances that occur as a result of the execution of this Agreement or the announcement of its execution to the public, such representation or warranty will be deemed to not be inaccurate or false to the extent such inaccuracy or falseness is caused by such execution or announcement.  In addition, the Vendors will have complied with all covenants and agreements herein agreed to be performed or caused to be performed by them at or prior to the Closing Time in all material respects.  In addition, the Vendors will have delivered to the Purchaser a certificate in form satisfactory to the Purchaser’s solicitors, acting reasonably, confirming the foregoing.

(2)        Material Adverse Changes.  During the Interim Period there will have been no change in the Business or the Condition of the Business, howsoever arising, except changes which have occurred in the ordinary course of the Business and which, individually or in the aggregate, have not affected and may not reasonably be expected to affect the Business or the Condition of the Business in any material adverse respect, or changes that arise or circumstances that occur as a result of the execution of this Agreement or the announcement of its execution to the public. Without limiting the generality of the foregoing, during the Interim Period:

(a)        no damage to or destruction of any material part of the property or assets of the QNX Group will have occurred, whether or not covered by insurance; and

(b)        none of the Key Employees will have resigned or have indicated their intention to resign from employment with the QNX Group.

(3)        No Restraining Proceedings.  No order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction will have been made, and no action or proceeding will be pending or threatened which, in the opinion of counsel to the Purchaser, is likely to result in an order, decision or ruling:

(a)        to disallow, enjoin, prohibit or impose any limitations or conditions on the purchase and sale of the Purchased Shares contemplated hereby or the right of the Purchaser to own the Purchased Shares; or

(b)        to impose any limitations or conditions which may have a material adverse effect on the Business or the Condition of the Business.

(4)        Consents.  The consents listed in Schedule 5.1(4) have been obtained.

(5)        Employment Agreements.  All the Key Employee Employment Agreements, the Dan Dodge Employment Agreement, and the Gordon Bell Employment Agreement to be delivered pursuant to sections 4.1(8)(9) and (10) will have been delivered.

(6)        Closing of Other Vendor Agreements.  Prior to Closing, each of the Other Vendors and the Purchaser will have executed and delivered an Other Vendor Agreement.  Simultaneously with the completion of the transactions contemplated by this Agreement, all of the transactions contemplated by all the Other Vendor Agreements will have been completed.

(7)        Options.  Prior to Closing, all persons holding Options will have either (a) given up and released their Options, (b) had their Options validly terminated, or (c) exercised their Options and entered into an Other Vendor Agreement, and the transactions contemplated under all such Other Vendor Agreements will have been are completed, so that, upon the Closing, the Purchaser will own and hold all of the issued and outstanding shares in the capital of the Corporation and there will be no Options outstanding.

(8)        Intentionally Deleted.

(9)        Releases by Directors and Officers.  At the Closing Time, each person who is a director or officer of the QNX Group and who is resigning as such will have executed and delivered to the QNX Group and the Purchaser a release in form satisfactory to the Purchaser acting reasonably.

(10)      Opinion of Vendors’ Counsel re Incorporated Vendors.  At the Closing Time, the Purchaser will have received an opinion of legal counsel for the Vendors in the form customary for a transaction of this kind satisfactory to the solicitors for the Purchaser, acting reasonably, pertaining to each of the Incorporated Vendors which opinion may rely on certificates of one or more senior officers of the Incorporated Vendors as to factual matters and may rely upon opinions of local counsel with respect to matters governed by Laws other than the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

(11)      Opinion of Vendors’ Counsel re QNX Group.  At the Closing Time, the Purchaser will have received an opinion of legal counsel for the Vendors in the form customary for a transaction of this kind satisfactory to the solicitors for the Purchaser, acting reasonably, pertaining to each of the QNX Group, which opinion may rely on certificates of one or more senior officers of the QNX Group as to factual matters and may rely upon opinions of local counsel with respect to matters governed by Laws other than the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

5.2 Waiver or Termination by Purchaser.

The conditions contained in section 5.1 hereof are inserted for the exclusive benefit of the Purchaser and may be waived in whole or in part by the Purchaser at any time.  The Vendors acknowledge that the waiver by the Purchaser of any condition or any part of any condition will constitute a waiver only of such condition or such part of such condition, as the case may be, and will not constitute a waiver of any covenant, agreement, representation or warranty made by the Vendors herein that corresponds or is related to such condition or such part of such condition, as the case may be.  If any of the conditions contained in section 5.1 hereof are not fulfilled or complied with as herein provided, the Purchaser may, at or prior to the Closing Time at its option, rescind this Agreement by notice in writing to the Vendors and in such event the Purchaser will be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Vendors, or the QNX Group, then the Vendors will also be released from all obligations hereunder.

5.3 Conditions to the Obligations of the Vendors.

Notwithstanding anything herein contained, the obligations of the Vendors to complete the transactions provided for herein will be subject to the fulfilment of the following conditions at or prior to the Closing Time, and the Purchaser will use its best efforts to ensure that such conditions are fulfilled.

(1)        Accuracy of Representations and Warranties and Performance of Covenants.  The representations and warranties of the Purchaser contained in this Agreement or in any documents delivered in order to carry out the transactions contemplated hereby will be true and accurate on the date hereof and at the Closing Time, in all material respects with the same force and effect as though such representations and warranties had been made as of the Closing Time (regardless of the date as of which the information in this Agreement or any such schedule or other document made pursuant hereto is given). In addition, the Purchaser will have complied, in all material respects, with all covenants and agreements herein agreed to be performed or caused to be performed by it at or prior to the Closing Time.  In addition, the Purchaser will have delivered to the Vendors a certificate in form satisfactory to the Vendors’ Solicitors, acting reasonably, confirming the foregoing.

(2)        No Restraining Proceedings.  No order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction will have been made, and no action or proceeding will be pending or threatened which, in the opinion of counsel to the Vendors, is likely to result in an order, decision or ruling, to disallow, enjoin or prohibit the purchase and sale of the Purchased Shares contemplated hereby.

(3)        Shareholder Loans.  On or before the Closing Time, the Purchaser will have advanced funds to the Corporation sufficient for the Corporation to satisfy the Shareholder Loans, and the Purchaser shall not have taken any actions to prevent the Corporation from satisfying the Shareholder Loans at the Closing Time.

(4)        Share Purchases.  On or before the Closing Time, the Purchaser will have (a) offered to acquire all of the other issued and outstanding shares of the Corporation other than the Purchased Shares, (b) entered into Other Vendor Agreements with all Other Vendors who have accepted the Purchaser’s offer, and (c) completed the share purchase transactions with each Other Vendor who has satisfied the conditions in his Other Vendor Agreement.

(5)        Payments.  The Purchaser will have made the payment set out in Section 2.4(1).

5.4 Waiver or Termination by Vendors.

The conditions contained in section 5.3 hereof are inserted for the exclusive benefit of the Vendors and may be waived in whole or in part by the Vendors at any time.  The Purchaser acknowledges that the waiver by the Vendors of any condition or any part of any condition will constitute a waiver only of such condition or such part of such condition, as the case may be, and will not constitute a waiver of any covenant, agreement, representation or warranty made by the Purchaser herein that corresponds or is related to such condition or such part of such condition, as the case may be.  If any of the conditions contained in section 5.3 hereof are not fulfilled or complied with as herein provided, the Vendors may, at or prior to the Closing Time at their option, rescind this Agreement by notice in writing to the Purchaser and in such event the Vendors will each be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Purchaser, then the Purchaser will also be released from all obligations hereunder.

ARTICLE 6 - CLOSING

6.1 Closing Arrangements.

Subject to the terms and conditions hereof, the transactions contemplated herein will be closed at the Closing Time at the offices of the Vendors’ Solicitors or at such other place or places as may be mutually agreed upon by the Vendors and the Purchaser.

6.2 Documents to be Delivered.

At or before the Closing Time, the Vendors will execute, or cause to be executed, and will deliver, or cause to be delivered, to the Purchaser all documents, instruments and things which are to be delivered by the Vendors pursuant to the provisions of this Agreement in form satisfactory to the Purchaser’s solicitors, acting reasonably, and the Purchaser will execute, or cause to be executed, and will deliver, or cause to be delivered, to the Vendors all cheques or bank drafts and all documents, instruments and things which the Purchaser is to deliver or to cause to be delivered pursuant to the provisions of this Agreement in form satisfactory to the Vendors’ Solicitors, acting reasonably.

ARTICLE 7- SURVIVAL AND LIMITATIONS OF REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1 Representations, Warranties and Covenants made by the Vendors.

The representations and warranties made by the Vendors and contained in this Agreement, or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will survive the Closing, notwithstanding the Closing or any investigation made by or on behalf of the Purchaser or any other person or any knowledge of the Purchaser or any other person, will continue in full force and effect for the benefit of the Purchaser, subject to the following provisions of this section:

(1)        Except as provided in subsection (2) and (3) of this section, no Claim may be made or brought by the Purchaser after the Second Anniversary Date.

(2)        Any Claim which is based upon or relates to the tax liability of the QNX Group for a particular taxation year may be made or brought by the Purchaser at any time prior to the expiration of the period (if any) during which an assessment, reassessment or other form of recognized document assessing liability for tax, interest or penalties in respect of such taxation year under applicable tax legislation could be issued, assuming that the QNX Group, acting reasonably, does not file any waiver or similar document extending such period as otherwise determined.

(3)        Any Claim which is based upon or relates to the title to the Purchased Shares or which is based upon intentional misrepresentation or fraud by the Vendors may be made or brought by the Purchaser at any time.

After the expiration of the period of time referred to in subsection (1) of this section, the Vendors will be released from all obligations and liabilities in respect of the representations and warranties and covenants made by the Vendors and contained in this Agreement or in any document or certificate given in order to carry out the transactions contemplated hereby, except with respect to any Claims made by the Purchaser in writing prior to the expiration of such period and subject to the rights of the Purchaser to make any Claim permitted by subsections (2) or (3) of this section.

7.2 Survival of Warranties by Purchaser.

The representations, warranties and covenants made by the Purchaser and contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby will survive the Closing and, notwithstanding the Closing or any investigation made by or on behalf of the Vendors or any other person or any knowledge of the Vendors or any other person, will continue in full force and effect for the benefit of the Vendors; provided that no Claim for a breach of a representation or warranty may be made or brought by the Vendors after the Second Anniversary Date.  After the expiration of the said period of time, the Purchaser will be released from all obligations and liabilities in respect of the representations and warranties made by the Purchaser and contained in this Agreement or in any document or certificate given in order to carry out the transactions contemplated hereby, except with respect to any Claims made by the Vendors in writing prior to the expiration of such period.

7.3 Limitations on Claims.

(1)        The amount of any damages which may be claimed by the Purchaser pursuant to a Claim will be calculated to be the cost or loss to the Purchaser after giving effect to:

(a)        any insurance proceeds available to the QNX Group in relation to the matter which is the subject of the Claim; and

(b)        the value of any related, determinable tax benefits realized, or which will (with reasonable certainty) be realized within a two year period following the date of incurring such cost or loss, by the QNX Group or the Purchaser in relation to the matter which is the subject of the Claim.

(2)        The Purchaser will not be entitled to make any Claim until the aggregate amount of all damages, losses, liabilities and expenses incurred by the Purchaser as a result of all misrepresentations and breaches of warranties contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby, after taking into account section 7.3(1), is equal to US$500,000 (the “Deductible Amount”).  After the aggregate amount of such damages, losses, liabilities and expenses incurred by the Purchaser exceeds the Deductible Amount, the Purchaser will only be entitled to make Claims to the extent that such aggregate amount, after taking into account the provisions of section 7.3(1), exceeds the Deductible Amount.

(3)        The Purchaser will not be entitled to make any Claim on account of any Taxes relating to the liabilities of the QNX Group for non-Canadian sales taxes for tax periods that end on or before the Audited Statements Date for which a liability has been reserved against in the preparation of the Audited Financial Statements until such time as the amount of all such unused reserves have been applied against such liabilities.

(4)        Notwithstanding the foregoing or any other provisions in this Agreement to the contrary, the Purchaser will be entitled to a Claim for, and the Deductible Amount will not apply as a threshold nor be calculated with the inclusion of any Claims, arising as a result of any claim against the Corporation or the Purchaser by Other Vendors or by holders or former holders of Options based on allegations that Options were not exercised properly prior to the Closing Date or were not effectively cancelled or extinguished before the Closing Date, or that shares in the capital of the Corporation sold to the Purchaser were not properly or lawfully sold .

                                    ARTICLE 8 - INDEMNIFICATION AND SET-OFF

8.1 Indemnity for Claims.

Subject to the limitations set out in Article 7 and this Article 8, the Vendors will indemnify the Purchaser, and the Purchaser will indemnify the Vendors, for any Claims. The provisions of this Article 8 will apply to and be the exclusive remedy for any Claim arising in respect of this Agreement or any certificate delivered in connection with this Agreement.

8.2 Provisions Relating to Claims.

The following provisions will apply to any Claim by a party (the “Indemnified Party”) against the other party (the “Indemnifying Party”) pursuant to this Article 8:

(1)        Promptly after becoming aware of a Claim, the Indemnified Party will provide to the Indemnifying Party written notice of the Claim specifying (to the extent that information is available), the factual basis for the Claim, the amount of the Claim, and if the amount is not determinable, an estimate of the amount of the Claim if an estimate is feasible in the circumstances, and the amount, if any, by which the Claim (together with all other Claims which have arisen to date) exceeds the Deductible Amount.

(2)        Herein, an alleged liability of the QNX Group to any other person will be referred to as a “Third Party Liability”).  The Purchaser will not negotiate, settle, compromise or pay (except in the case of payment of a judgment) any Third Party Liability as to which it proposes to assert a Claim, except with the prior consent of the Vendors (which consent will not be unreasonably withheld or delayed), unless there is a reasonable possibility that such Third Party Liability may materially and adversely affect the Business, the Condition of the Business or the Purchaser, in which case the Purchaser will have the right, after notifying the Vendors, to negotiate, settle, compromise or pay such Third Party Liability without prejudice to the Purchaser’s rights of indemnification hereunder, or the Vendors’ right to dispute such Third Party Liability or the amount of the loss related thereto. Also, in respect of any Third Party Liability, including without limitation any alleged liability to a Governmental Authority or any taxing authority, which is of a nature such that the QNX Group is required by any Laws to make a payment to a third party before the relevant procedure for challenging the existence or quantum of the alleged liability can be implemented or completed, then the QNX Group or the Purchaser may, notwithstanding the provisions of section 8.2(3) hereof, make such payment without prejudice to its rights of indemnification hereunder.

(3)        With respect to any Third Party Liability, provided the Vendors first admit the Purchaser’s right to indemnification for the amount of such Third Party Liability which may at any time be determined or settled (which may be subject to the limitations contained in sections 7.3 and 8.6), then in any legal, administrative or other proceedings in connection with the matters forming the basis of the Third Party Liability, the following procedures will apply:

(a)        the Vendors will have the right to assume carriage of the compromise or settlement of the Third Party Liability and the conduct of any related legal, administrative or other proceedings, but the Purchaser and the QNX Group will have the right and will be given the opportunity to participate in the defence of the Third Party Liability, to consult with the Vendors in the settlement of the Third Party Liability and the conduct of related legal, administrative and other proceedings (including consultation with counsel) and to disagree on reasonable grounds with the selection and retention of counsel, in which case counsel satisfactory to the Vendors and the Purchaser will be retained by the Vendors;

b)         the Vendors will co-operate with the Purchaser in relation to the Third Party Liability, will keep it fully advised with respect thereto, will provide it with copies of all relevant documentation as it becomes available, will provide it with access to all records and files relating to the defence of the Third Party Liability and will meet with representatives of the Purchaser at all reasonable times to discuss the Third Party Liability; and

(c)        notwithstanding section 8.2(3)(a), the Vendors will not settle the Third Party Liability or conduct any legal, administrative or other proceedings in any manner which is reasonably likely to have a material adverse effect on the Business, the Condition of the Business or the Purchaser, except with the prior written consent of the Purchaser, which consent will not be unreasonably withheld.

(4)        If, with respect to any Third Party Liability, the Vendors do not admit the Purchaser’s right to indemnification or decline to assume carriage of the settlement or of any legal, administrative or other proceedings relating to the Third Party Liability, then the following provisions will apply:

(a)        the Purchaser, at its discretion, may assume carriage of the settlement or of any legal, administrative or other proceedings relating to the Third Party Liability and may defend or settle the Third Party Liability on such terms as the Purchaser, acting in good faith, considers advisable; and

(b)        any cost, loss, damage or expense incurred or suffered by the Purchaser and the QNX Group in the settlement of such Third Party Liability or the conduct of any legal, administrative or other proceedings will be added to the amount of the Claim.

(5)        The Indemnifying Party shall be subrogated to the claims and rights of the Indemnified Party as against other persons and shall be entitled to seek contribution from any other person with respect to any Claim paid by the Indemnifying Party, except in the case where such subrogation is prohibited as part of the settlement of the Third Party Liability or under any Laws.

8.3 Right of Set-Off.

The Purchaser will have the right to satisfy any amount from time to time owing by it to the Vendors on account of the Purchase Price or otherwise by way of set-off against any amount from time to time owing by the Vendors to the Purchaser or the QNX Group, including any amount owing to the Purchaser pursuant to the Vendors’ indemnification obligations pursuant to section 0 hereof.

8.4 Characterization of Payment of Claim.

The parties agree that the payment of any Claim will be treated as an adjustment to the Purchase Price.

8.5 Obligation to Pay Claim.

In respect of any Claim, the Indemnifying Party will be responsible for making an indemnity payment upon (i) the Indemnifying Party and the Indemnified Party agreeing thereto in writing; (ii) the determination of a judgment of a court of competent jurisdiction determining the amount of a Third Party Liability, carriage of which was assumed by the Indemnifying Party; or (iii) the determination of a judgment of a court in the Province of Ontario awarding payment of such Claim by the Indemnifying Party to the Indemnified Party which has not been stayed and for which all appeal periods have expired.  If any Claim made by the Purchaser is not paid by the Vendors when due, the Purchaser shall be entitled to be paid the amount of the Claim from moneys, if any, held in the Escrow Account in accordance with section 8.7(1).

8.6 Vendors’ Maximum Liability for Claims.

(1)        Notwithstanding any other provision of this Agreement, the maximum aggregate liability of the Vendors in respect of all Claims by the Purchaser will be limited to no more than the moneys in the Escrow Account at any time, provided that Claims based on intentional misrepresentation or fraud will not be so limited, and it is understood and agreed that any Claims by the Purchaser (other than Claims based on intentional misrepresentation or fraud) shall be satisfied by a reduction of the Purchase Price pursuant to sections 2.2(3) and 8.4 and the release of moneys in the Escrow Account pursuant to section 8.7.

(2)        The maximum aggregate liability of the Purchaser in respect of all Claims by the Vendors will be limited to no more than the Deductible Amount, provided that Claims arising in respect of the Purchaser’s obligation to pay the Purchase Price or fund the Retention Plan will not be so limited.

8.7 Procedure for Resolved Claims and Unresolved Claims.

(1)        Resolved Claims.  Subject to section 2.2(3), if, pursuant to section 8.5, the Vendors are obliged to make an indemnity payment to the Purchaser, the Purchase Price will automatically be deemed to be reduced as of the Closing Date pursuant to sections 2.2(3) and 8.4, and the Vendors and the Purchaser will jointly direct the Escrow Agent, if any moneys are at that time still held in the Escrow Account, to pay to the Purchaser from the funds held in the Escrow Account an amount equal to the amount of the indemnity payment on account of the indemnity payment.

(2)        Unresolved Claims. Subject to section 2.2(3), if, pursuant to section 8.2, the Purchaser will have made Claims against the Vendors that in the aggregate exceed the Deductible Amount (or for which the Deductible Amount does not apply), until such time as the Vendors’ obligation to make an indemnity payment on account of any such Claims is settled or finally determined pursuant to section 8.5 (all such Claims not settled or finally determined herein the “Unresolved Claims”), and notwithstanding any other provision of this Agreement, in respect of any payment to be made to the Vendors by the Escrow Agent pursuant to sections 2.4(2) or (3), an amount equal to the aggregate of all the Unresolved Claims then outstanding will be deducted and not paid to the Vendors until such time as any such Unresolved Claim is finally determined.

                                                     ARTICLE 9 - ESCROW ACCOUNT

9.1 Escrow Arrangements.

On or before Closing, the Purchaser will establish an account (the “Escrow Account”) at HSBC Bank Canada in Toronto or another financial institution satisfactory to both the Vendors and the Purchaser pursuant to an escrow agreement in form satisfactory to the parties hereto, all acting reasonably (the “Escrow Agreement”) and will provide to the Vendors security for the due performance of Purchaser’s obligations to pay the Purchase Price under this Agreement in the form of a cash deposit in the amount of the Escrow Amount to the Escrow Account.  Alternatively, provided that the Vendors and Purchaser agree, the parties will, on or before Closing enter into other security arrangements satisfactory to the parties.

9.2 Escrow Agreement.

On or before Closing, the Purchaser and the Vendors will enter into the Escrow Agreement with the Escrow Agent, or such other documents as are appropriate if other security arrangements are agreed to by the parties.

ARTICLE 10 - GENERAL PROVISIONS

10.1 Further Assurances.

Each of the Vendors and the Purchaser hereby covenants and agrees that at any time and from time to time after the Closing Date it will, upon the request of the others, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required for the better carrying out and performance of all the terms of this Agreement.

10.2 Remedies Cumulative.

The rights and remedies of the parties under this Agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law.  Any single or partial exercise by any party hereto of any right or remedy for default or breach of any term, covenant or condition of this Agreement does not waive, alter, affect or prejudice any other right or remedy to which such party may be lawfully entitled for the same default or breach.

10.3 Notices.

(1)        Any notice, designation, communication, request, demand or other document, required or permitted to be given or sent or delivered hereunder to any party hereto will be in writing and will be sufficiently given or sent or delivered if it is:

(a)        delivered personally to an officer or director of such party;

(b)        sent to the party entitled to receive it by registered mail, postage prepaid, mailed in Canada, or

(c)        sent by telecopy machine.

(2)        Notices will be sent to the following addresses or telecopy numbers:

(a)        in the case of the Vendors,

c/o Borden Ladner Gervais LLP
World Exchange Plaza
100 Queen Street
Suite 1100
Ottawa ON  K1P 1J9

Attention:  Jeremy Farr

Fax: 613 230-8842

(b)        in the case of the Purchaser,

Harman Canada Co.
c/o Harman International Industries, Incorporated
8500 Balboa Boulevard
Northridge, California, 91329

Attention:  Ed Summers, Vice President and General Counsel

Fax:  (818) 891-7345

with a copy to:

Davis & Company
1 First Canadian Place
100 King Street West
Suite 5600, Toronto, Ontario
M5X 1E2

Attention: Sandra Appel

Fax:  (416) 365-7886

or to such other address or telecopier number as the party entitled to or receiving such notice, designation, communication, request, demand or other document shall, by a notice given in accordance with this section, have communicated to the party giving or sending or delivering such notice, designation, communication, request, demand or other document.

(3)        Any notice, designation, communication, request, demand or other document given or sent or delivered as aforesaid shall:

(a)        if delivered as aforesaid, be deemed to have been given, sent, delivered and received on the date of delivery;

(b)        if sent by mail as aforesaid, be deemed to have been given, sent, delivered and received (but not actually received) on the fourth Business Day following the date of mailing, unless at any time between the date of mailing and the fourth Business Day thereafter there is a discontinuance or interruption of regular postal service, whether due to strike or lockout or work slowdown, affecting postal service at the point of dispatch or delivery or any intermediate point, in which case the same will be deemed to have been given, sent, delivered and received in the ordinary course of the mails, allowing for such discontinuance or interruption of regular postal service: and

( c)       if sent by telecopy machine, be deemed to have been given, sent, delivered and received on the date the sender receives the telecopy answer back confirming receipt by the recipient.

10.4 Counterparts.

This Agreement may be executed by original or by facsimile copies, in several counterparts, each of which so executed will be deemed to be an original, and such counterparts together will constitute but one and the same instrument.

10.5 Expenses of Parties.

Each of the parties hereto will bear all expenses incurred by it in connection with this Agreement including, without limitation, the charges of their respective counsel, accountants, financial advisors and finders.

10.6 Brokerage and Finder’s Fees.

The Vendors jointly and severally agree to indemnify the Purchaser and the QNX Group and hold each of them harmless in respect of any claim for brokerage or other commissions relative to this Agreement or the transactions contemplated hereby which is caused by actions of the Vendors.  The Purchaser will indemnify the Vendors and hold them harmless in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby which is caused by actions of the Purchaser or any of its Affiliates.

10.7 Announcements.

No announcement with respect to this Agreement will be made by any party hereto without the prior approval of the other parties.  The foregoing will not apply to any announcement by any party required in order to comply with Laws pertaining to timely disclosure, provided that such party consults with the other parties before making any such announcement.

10.8 Assignment.

The rights of the Vendors hereunder will not be assignable without the written consent of the Purchaser.  The rights of the Purchaser hereunder will not be assignable without the written consent of the Vendors.

10.9 Successors and Assigns.

This Agreement will be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.  Nothing herein, express or implied, is intended to confer upon any person, other than the parties hereto and their respective heirs, executors, administrators, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.10 Entire Agreement.

This Agreement and the schedules referred to herein constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.  None of the parties hereto will be bound or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings not specifically set forth in this Agreement, unless expressly made having reference hereto, or in the schedules, documents and instruments to be delivered on or before the Closing Date pursuant to this Agreement.  The parties hereto further acknowledge and agree that, in entering into this Agreement and in delivering the schedules, documents and instruments to be delivered on or before the Closing Date, they have not in any way relied, and will not in any way rely, upon any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth in this Agreement, unless expressly made having reference hereto, or in such schedules, documents or instruments.

10.11 Waiver.

Any party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive any term or condition hereof at any time on or prior to the Closing Time provided, however, that such waiver will be evidenced by written instrument duly executed on behalf of such party.

10.12 Amendments.

No modification or amendment to this Agreement may be made unless agreed to by the parties hereto in writing.

            IN WITNESS WHEREOF the parties hereto have duly executed this agreement as of the day and year first written above.

HARMAN CANADA CO.
Per:

/s/ Edwin C. Summers

Authorized Officer

/s/ Dan Dodge

DAN DODGE

/s/ Gordon Bell

GORDON BELL

2056805 ONTARIO INC.
Per:

/s/ Dan Dodge

Authorized Officer

1133547 ALBERTA INC.
Per:

/s/ Gordon Bell

Authorized Officer

/s/ Dan Dodge

DAN DODGE in his capacity as Trustee of the Dodge Family Trust

/s/ Penelope Dodge

PENELOPE DODGE in her capacity as Trustee of the Dodge Family Trust

/s/ Gordon Bell

GORDON BELL in his capacity as Trustee of the Bell Family Trust

/s/ Mary Fyfe

MARY FYFE in her capacity as Trustee of the Bell Family Trust